                                                                     EXHIBIT 4.1



                             AETNA INDUSTRIES, INC.


================================================================================

                     AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF APRIL 10, 1998

================================================================================




                            THE LENDERS PARTY HERETO

                                      AND

                               NBD BANK, AS AGENT

                                TABLE OF CONTENTS

Article                                                                                                        Page

ARTICLE 1       DEFINITIONS.......................................................................................1

                1.1   Certain Definitions.........................................................................1
                1.2   Other Definitions; Rules of Construction. specifically provided............................17


ARTICLE 2       THE COMMITMENT, THE SWINGLINE FACILITY AND THE ADVANCES..........................................18

                2.1   Commitment of the Lenders and the Swingline Facility.......................................18
                2.2   Termination and Reduction of Commitments...................................................19
                2.3   Fees.......................................................................................20
                2.4   Disbursement of Advances...................................................................21
                2.5   Conditions for First Disbursement..........................................................22
                      (a)  Corporate Documents...................................................................22
                      (b)  Notes.................................................................................23
                      (c)  Security Documents....................................................................23
                      (d)  Casualty and Other Insurance..........................................................23
                      (e)  Legal Opinions........................................................................23
                      (f)  Fees..................................................................................23
                      (g)  Subordinated Debt Documents...........................................................23
                      (h)  Miscellaneous.........................................................................23
                2.6   Further Conditions for Disbursement........................................................21
                2.7   Subsequent Elections as to Loans...........................................................24
                2.8   Limitation of Requests and Elections.......................................................24
                2.9   Minimum Amount; Limitation on Number of Loans; Etc.........................................25
                2.10  Borrowing Base Adjustments.................................................................25
                2.11  Security and Collateral....................................................................26


ARTICLE 3       PAYMENTS AND PREPAYMENTS OF ADVANCES.............................................................26

                3.1   Principal Payments and Prepayments.........................................................26
                3.2   Interest Payments..........................................................................24
                3.3   Letter of Credit Reimbursement Payments....................................................27
                3.4   Payment Method.............................................................................29
                3.5   No Setoff or Deduction.....................................................................29
                3.6   Payment on Non-Business Day; Payment Computations..........................................29
                3.7   Additional Costs...........................................................................30
                3.8   Illegality and Impossibility.
                3.9   Indemnification............................................................................31

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                                                                 i
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

Article                                                                                                        Page

ARTICLE 4       REPRESENTATIONS AND WARRANTIES...................................................................32

                4.1   Corporate Existence and Power..............................................................32
                4.2   Corporate Authority........................................................................32
                4.3   Binding Effect.............................................................................32
                4.4   Subsidiaries...............................................................................32
                4.5   Litigation.................................................................................32
                4.6   Financial Condition........................................................................33
                4.7   Use of Advances............................................................................33
                4.8   Consents, Etc..............................................................................33
                4.9   Taxes......................................................................................33
                4.10  Title to Properties........................................................................33
                4.11  Borrowing Base.............................................................................34
                4.12  ERISA......................................................................................34
                4.13  Disclosure.................................................................................34
                4.14  Environmental Matters......................................................................34
                4.15  No Default.................................................................................35
                4.16  No Burdensome Restrictions.................................................................35
                4.17  Other Debt.................................................................................35

ARTICLE 5       COVENANTS........................................................................................36

                5.1   Affirmative Covenants......................................................................36
                5.2   Negative Covenants.........................................................................39


ARTICLE 6       DEFAULT..........................................................................................44

                6.1   Events of Default..........................................................................44

                      (a)  Nonpayment............................................................................44
                      (b)  Misrepresentation.....................................................................44
                      (c)  Certain Covenants.....................................................................45
                      (d)  Other Defaults........................................................................45
                      (e)  Cross Default.........................................................................45
                      (f)  Judgments.............................................................................45
                      (g)  ERISA.................................................................................45
                      (h)  Insolvency, Etc.......................................................................46
                      (i)  Loan Documents........................................................................46
                      (j)  Change in Control.....................................................................46

                6.2   Remedies...................................................................................46



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ARTICLE


ARTICLE 7       THE AGENT AND THE BANKS..........................................................................47

                7.1   Appointment and Authorization..............................................................47
                7.2   Agent and Affiliates.......................................................................47
                7.3   Scope of Agent's Duties....................................................................48
                7.4   Reliance by Agent..........................................................................48
                7.5   Default....................................................................................48
                7.6   Liability of Agent.........................................................................48
                7.7   Nonreliance on Agent and Other Lenders.....................................................48
                7.8   Indemnification............................................................................49
                7.9   Successor Agent............................................................................50
                7.10  Sharing of Payments........................................................................50
                7.11  Withholding Tax Exemption..................................................................51


ARTICLE 8       GUARANTY.........................................................................................51

                8.1   Guarantee of Obligations...................................................................51
                8.2   Nature of Guaranty.........................................................................52
                8.3   Waivers and Other Agreements...............................................................52
                8.4   Obligations Absolute.......................................................................52
                8.5   No Investigation by Lenders or Agent.......................................................53
                8.6   Indemnity..................................................................................53
                8.7   Subordination, Subrogation, Etc............................................................53
                8.8   Waiver.....................................................................................53

ARTICLE 9       MISCELLANEOUS....................................................................................53

                9.1   Amendments, Etc............................................................................53
                9.2   Notices....................................................................................54
                9.3   Reliance on and Survival of Various Provisions.............................................55
                9.4   Expenses; Indemnification..................................................................55
                9.5   Successors and Assigns.....................................................................56
                9.6   Counterparts...............................................................................59
                9.7   Governing Law..............................................................................59
                9.8   Table of Contents and Headings.............................................................60
                9.9   Construction of Certain Provisions.........................................................60
                9.10  Integration and Severability...............................................................60
                9.11  Independence of Covenants..................................................................60
                9.12  Interest Rate Limitation...................................................................60
                9.13  Waiver of Jury Trial.......................................................................60

EXHIBITS

Exhibit A                  Borrowing Base Certificate
Exhibit B-1                Facility A Note
Exhibit B-2                Facility B Note
Exhibit B-3                Swingline Note
Exhibit C                  Security Agreement
Exhibit D                  Request for Advance
Exhibit E                  Request for Continuation or Conversion
Exhibit F                  Assignment and Acceptance
Exhibit G                  Assumption Agreement

SCHEDULES

Schedule 1.1(a)            SOFEDIT Shareholders
Schedule 1.1(b)            Subordinated Debt Documents
Schedule 4.4               Subsidiaries
Schedule 4.5               Litigation
Schedule 4.12              ERISA
Schedule 4.14              Environmental Matters
Schedule 5.2(f)            Indebtedness
Schedule 5.2(g)            Liens
Schedule 5.2(l)            Investments, Loans and Advances
Schedule 5.2(m)            Transactions with Affiliates

         THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 10, 1998 (this "Agreement"), is by and among AETNA INDUSTRIES, INC. a Michigan corporation (the "Company"), the Guarantor(s) party hereto from time to time, the lender(s) party hereto from time to time (collectively, the "Lenders" and individually, a "Lender") and NBD BANK, a Michigan banking corporation, as agent for the Lenders (in such capacity, the "Agent").


                                  INTRODUCTION


         A. The Company, the Banks party thereto and the Agent are parties to a Credit Agreement dated as of May 2, 1996, as amended (the "Existing Credit Agreement") pursuant to which such Banks agreed, subject to the terms and conditions thereof, to extend credit to the Borrowers.

         B. The Company desires to amend and restate the Existing Credit Agreement to provide a revolving credit facility, including letters of credit, a revolving credit facility to make term loans, and a revolving credit facility to issue standby letters of credit, in the aggregate principal amount of up to $56,500,000, in order to provide funds and other financial accommodations for working capital and its other general corporate purposes, and the Lenders are willing to establish such a credit facility in favor of the Company on the terms and conditions herein set forth.

         In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

    1.1 Certain Definitions. As used herein the following terms shall have the following respective meanings:

         "Advance" shall mean any Loan and any Letter of Credit Advance.

         "Affiliate", when used with respect to any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         "Applicable Lending Office" shall mean, with respect to any Advance made by any Lender or with respect to such Lender's Commitment, the office of such Lender or of any Affiliate of such Lender located at the address specified as the applicable lending office for such Lender set forth next to the name of such Lender in the signature pages hereof or any other office or Affiliate of such Lender or of any Affiliate of such Lender hereafter selected and notified to the Company and the Agent by such Lender.

         "Applicable Margin" shall mean, with the respect to any Facility A Loan, commitment fees payable under Section 2.3(a) or letter of credit fees payable pursuant to Section 2.3(b)(i), as the case may be, the applicable margin set forth in the table below based on the Funded Debt Ratio and the Senior Secured Funded Debt Ratio, as adjusted on the first day of each fiscal quarter based on the Funded Debt Ratio and the Senior Secured Funded Debt Ratio as of the last day of the fiscal quarter immediately preceding the fiscal quarter most recently ended, provided that the Applicable Margin in effect on the first day of any Eurodollar Interest Period for any Eurodollar Rate Loan shall remain in effect for the entire Eurodollar Interest Period and, notwithstanding anything herein to the contrary, upon or during the continuance of any Event of Default, the Applicable Margin shall be based on the highest possible Applicable Margin described in the table below, regardless of the Funded Debt Ratio and the Senior Secured Funded Debt Ratio:



-------------------------------------------------------------------------------------------------------------------
                                                         APPLICABLE MARGIN (EXPRESSED IN BASIS POINTS)
 -------------------------------------------------------------------------------------------------------------------
    Senior Secured      Funded Debt Ratio     Eurodollar        Floating         Commitment            Letter of
     Funded Debt                               Rate Loan       Rate Loan             Fee                 Credit
                                                                                                       Commission
 -------------------------------------------------------------------------------------------------------------------
     >1.50 and             =>4.25             275.00           150.00              50.00                275.00
     -
 -------------------------------------------------------------------------------------------------------------------
      <1.50 and *            >4.25             250.00           125.00              50.00                250.00
 -------------------------------------------------------------------------------------------------------------------
                          =>3.50<=4.25          225.00          100.00              50.00                225.00
 -------------------------------------------------------------------------------------------------------------------
                           =>2.75<3.50          175.00           50.00              37.50                175.00
 -------------------------------------------------------------------------------------------------------------------
                           =>2.00<2.75          125.00            0.00              25.00                125.00
 -------------------------------------------------------------------------------------------------------------------
                              <2.00             100.00            0.00              25.00                100.00
 -------------------------------------------------------------------------------------------------------------------

        *Initial Pricing


         "Borrowing" shall mean the aggregation of Advances, including each Letter of Credit issuance, of the Lenders to be made to the Company, or continuations and conversions of any Loans, made pursuant to Article II on a single date and, in the case of any Loans, for a single Eurodollar Interest Period, which Borrowings may be classified for purposes of this Agreement by reference to the type of Loans or the type of Advance comprising the related Borrowing, e.g., a "Eurodollar Rate Borrowing" is a Borrowing comprised of Eurodollar Rate Loans and a "Letter of Credit Borrowing" is an Advance comprised of a single Letter of Credit.

         "Borrowing Base" shall mean, as of any date, the lesser of (a) the sum, without duplication, of (i) an amount equal to 85% of the value of Eligible Accounts Receivable plus (ii) an amount equal to 60% of the value of Eligible Inventory not to exceed $9,500,000, plus (iii) an amount equal to 50% of Eligible Tooling Inventory not to exceed (A) $15,000,000 from the Effective Date hereof to and including June 30, 1999 or (B) $5,000,000 from and including July 1, 1999 and thereafter, plus (iv) 80% of the value of Eligible Fixed Assets owned by the Company and Manufacturing as of the Effective Date, or (b) the amount calculated under clause (b) of the definition of "Permitted Indebtedness" set forth in the Senior Note Indenture; provided, however, that the Borrowing Base shall be determined on the basis of the most current Borrowing Base Certificate required to be delivered by the Company hereunder.

         "Borrowing Base Certificate" for any date shall mean an appropriately completed report as of such date in substantially the form of Exhibit A hereto, certified as true and correct as of such date by a duly authorized officer of the Company.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Agent is not open to the public for carrying on substantially all of its banking functions in Detroit, Michigan.

         "Capital Lease" of any person shall mean any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of such person.

         "Change of Control" shall mean the occurrence of any event or transaction or series of related transactions in connection with or as a consequence of which (i) prior to a registered initial public offering of the Common Stock of the Company, MS (directly or indirectly) or Holdings shall cease to own 100% of the Company's outstanding Capital Stock, clear of any Liens;
(ii)(A) prior to a registered initial public offering of the Common Stock of MS or Holdings, the CVC Investor Group and the SOFEDIT Shareholders, collectively, shall cease to own Common Stock of, as the case may be, MS or Holdings, representing not less than 51% of the common equity interest in, as the case may be, MS's or Holding's, Capital Stock (whether voting or non-voting) on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests or (B) after a registered initial public offering of the Common Stock of MS, Holdings or the Company, the CVC Investor Group and the SOFEDIT Shareholders, collectively, shall cease to own Common Stock of, MS, Holdings or the Company, as the case may be, representing not less than 20% of the common equity interest in MS's, Holding's or, as the case may be, the Company's Capital Stock (whether voting or non-voting) on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interest; or
(iii) after a registered initial public offering of the Common Stock of MS, Holdings or the Company, any Person (or group of Persons (as such term is used under the Exchange Act) shall own, beneficially or of record, a greater percentage of the common equity interests or total combined voting power of all classes or Capital Stock of MS, Holdings or the Company, as the case may be, than is so owned by the CVC Investor Group. For purposes of this definition, the term "CAPITAL STOCK" of any Person means any and all shares, interests, participations, or other equivalents, (however designated) of its capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock and the term "COMMON STOCK" means, as applicable, the Common Stock, par value $.01, of Holdings and the Common Stock, par value $.01 of the Company and, collectively, the Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $0.01 per share, of MS, and, in each case, any Capital Stock issued with respect thereto in a stock consolidation, reclassification or recapitalization.

         "CVC"  shall mean Citicorp Venture Capital, Ltd.

         "CVC Investor Group" means (i) CVC, (ii) Citicorp and any direct or indirect wholly owned subsidiary of Citicorp; (iii) any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp, and any spouse or lineal descendant (including by adoption and stepchildren) of any officer, director or employee of CVC, Citicorp or any wholly owned subsidiary of Citicorp and any trust, corporation or partnership the majority in interest of the beneficiaries, stockholders or partners of which consists of employees, officers or directors of CVC, Citicorp or any wholly owned subsidiary of Citicorp provided that none of the Persons listed in the preceding provisions of this subclause (iii) shall be included as members of the CVC Investor Group unless CVC owns at least a majority of the Common Stock of MS or, if applicable, Holdings, owned by CVC and all of such Persons, taken together.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         "Commitments" shall mean the Facility A Commitments, the Facility B Commitments, and the Facility C Commitments.

         "Consolidated" or "consolidated" shall mean, when used with reference to any financial term in this Agreement, the aggregate for two or more persons of the amounts signified by such term for all such persons determined on a consolidated basis in accordance with generally accepted accounting principles.

         "Contingent Liabilities" of any person shall mean, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety, accommodation party, partner or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations (including, without limitation, bankers acceptances) and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Contractual Obligation" shall mean as to any person, any provision of any security issued by such person or of any agreement, instrument or other undertaking to which such person is a party or by which it or any of its property is bound.

         "Default" shall mean any event or condition which might become an Event of Default with notice or lapse of time or both.

         "Dollars" and "$" shall mean the lawful money of the United States of America.

         "EBITDA" means, for any period, Net Income for such period plus all amounts deducted in determining such Net Income on account of (a) Interest Expense (without giving effect to the proviso at the end of such definition) and
(b) income taxes and the State of Michigan single business tax, and (c) depreciation and amortization expense, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with Generally Accepted Accounting Principles.

         "Effective Date" shall mean the effective date specified in the final paragraph of this Agreement.

         "Eligible Accounts Receivable" shall mean, as of any date, those trade accounts receivable owned by the Company or Manufacturing which are payable in Dollars and in which the Company or Manufacturing has granted to the Agent for the benefit of the Lenders and the Agent a first-priority perfected security interest pursuant to the Security Agreement, valued at the face amount thereof less sales, excise or similar taxes and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, but shall not include any such account receivable (a) that is not a bona fide existing obligation created by the sale and actual delivery of inventory, goods or other property or the furnishing of services or other good and sufficient consideration to customers of the Company or Manufacturing in the ordinary course of business, (b) that is more than 90 days past due or that remains outstanding more than 90 days after the earlier of the date of the invoice or the shipment of the related inventory, goods or other property or the furnishing of the related services or other consideration, (c) that is subject to any dispute, contra-account, defense, offset or counterclaim or any Lien (except those in favor of the Agent for the benefit of itself and the Lenders under the Security Documents and other Permitted Liens which are junior in priority to those in favor of the Agent), except as being contested by the Company or Manufacturing in good faith, or the inventory, goods, property, services or other consideration of which such account receivable constitutes proceeds is subject to any such Lien, provided that any account receivable shall be classified as ineligible only to the extent of any such dispute, contra-account, offset or counterclaim or any Lien, (d) in respect of which the inventory, goods, property, services or other consideration have been rejected or the amount is in dispute, except as being contested by the Company or Manufacturing in good faith, (e) that is due from any Affiliate or Subsidiary of the Company, (f) that has been classified by the Company or Manufacturing as doubtful or has otherwise failed to meet established or customary credit standards of the Company or Manufacturing, (g) that is payable by any person located outside the United States (which shall not be deemed to include any territories of the United States) or Canada and are not supported by letters of credit issued to the Agent by commercial banks, and in form and substance, acceptable to the Agent, (h) that is payable by the United States or any of its departments, agencies or instrumentalities or by any state or other governmental entity, (i) that is payable by any person as to which 50% or more of the aggregate amount of such accounts receivable payable by such person to the Company or Manufacturing do not otherwise constitute Eligible Accounts Receivable, other than due to an offset which General Motors or Chrysler has due to steel purchases by the Company or Manufacturing from General Motors or Chrysler, (j) that is payable by any person that is the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or has admitted in writing its inability to pay its debts generally or has made a general assignment for the benefit of creditors, (k) that is evidenced by a promissory note or other negotiable instrument, (l) that is subordinate or junior in right or priority of payment to any other obligation or claim, or (m) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

         "Eligible Fixed Assets" shall mean, as of any date, the equipment owned by the Company or Manufacturing in which the Company or Manufacturing has granted to the Agent for the benefit of the Lenders a first-priority security interest pursuant to the Security Agreement, valued, in the case of any equipment owned as of the Effective Date, at the orderly liquidation value as determined by appraisals acceptable to the Required Lenders, and, in the case of any equipment purchased after the Effective Date, at the hard cost of such equipment, but not including any such fixed asset (a) that is not useable in the business of the Company or Manufacturing, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States) or Canada, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent for the benefit of itself and the Lenders under the Security Documents and other Permitted Liens which are junior in priority to those in favor of the Agent), (d) that is not in the possession of the Company or Manufacturing (provided that such assets shall be deemed in possession of the Company or Manufacturing if they are located on premises owned or leased by the Company or Manufacturing), (e) that is held for sale or lease or is subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that would limit or impair the ability of the Lenders and the Agent to promptly exercise all rights of the Lenders and the Agent under the Security Documents, (g) if such fixed asset is located on premises not owned by the Company or Manufacturing and, on or before sixty (60) days after the Effective Date, the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such fixed asset, and shall not have agreed to permit the Lenders and the Agent to enter such premises after the occurrence of an Event of Default pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to the Agent (h) with respect to which any insurance proceeds are not payable to the Lenders and the Agent as a lender loss payee or are payable to any loss payee other than the Lenders and the Agent or the Company or Manufacturing or (i) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

   "Eligible Inventory" shall mean, as of any date, that inventory owned by the Company or Manufacturing that constitutes raw materials, work in process or finished goods in which the Company or Manufacturing has granted to the Agent for the benefit of the Lenders a first-priority perfected security interest pursuant to the Security Agreement, valued at the lower of cost or market in accordance with generally accepted accounting principles, but shall not include any such inventory (a) that does not constitute raw materials or finished goods readily salable or usable in the business of the Company or Manufacturing, (b) that is located outside the United States (which shall not be deemed to include any territories of the United States) or Canada, (c) that is subject to, or any accounts or other proceeds resulting from the sale or other disposition thereof could be subject to, any Lien (except those in favor of the Agent for the benefit of itself and the Lenders under the Security Documents and other Permitted Liens which are junior in priority to those in favor of the Agent), including any sale on approval or sale or return transaction or any consignment,
(d) that is not in the possession of the Company or Manufacturing (provided that such assets shall be deemed in possession of the Company or Manufacturing if they are located on premises owned or leased by the Company or Manufacturing),
(e) that is held for lease or is the subject of any lease, (f) that is subject to any trademark, trade name or licensing arrangement, or any law, rule or regulation, that could materially limit or impair the ability of the Lenders and the Agent to promptly exercise all rights of the Lenders and the Agent under the Security Documents, (g) if such inventory is located on premises not owned by the Company or Manufacturing and, on or before sixty (60) days after the Effective Date, the landlord or other owner of such premises shall not have waived its distraint, lien and similar rights with respect to such inventory and shall not have agreed to permit the Lenders and the Agent to enter such premises pursuant to a waiver and agreement of such person in favor of and in form and substance acceptable to the Lenders and the Agent, (h) with respect to which any insurance proceeds are not payable to the Lenders and the Agent as a lender loss payee or are payable to any loss payee other than the Lenders and the Agent or the Company or Manufacturing, or (i) that for any other reason is at any time reasonably deemed by the Agent to be ineligible.

         "Eligible Tooling Inventory" shall mean such portion of long term assets of the Company or Manufacturing which consists of dies, molds, tooling and similar items (collectively, "Tooling") provided that each of the following conditions are satisfied: (a) the sale of such Tooling is covered under specific written purchase orders or agreements between the Company or Manufacturing and the purchaser of such Tooling, and the terms and provisions of all such purchase orders and agreements and the purchaser thereof must be satisfactory to the Agent, (b) either (i) the Agent has a first priority, enforceable security interest in such long terms assets, and the purchaser of such Tooling, together with any other entity who has a Lien on such purchaser's assets, shall have executed a letter in favor of the Agent acknowledging that neither of them have any rights with respect to such Tooling or (ii) the purchaser of such Tooling shall have granted a first priority, enforceable security interest in such Tooling to the Company or Manufacturing, which security interest shall be assigned to the Agent, and any entity which has a lien on assets of such purchaser shall have subordinated its lien on such Tooling to the lien granted by such purchaser to the Company or Manufacturing and assigned to the Agent, all of which shall be in form and substance satisfactory to the Required Lenders, and (c) the unpaid balance of such Tooling as represented by the Company or Manufacturing is not subject to any defense, counterclaim, setoff, contra-account, credit, allowance or adjustment.

         "Environmental Laws" at any date shall mean all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which, together with the Company or any Guarantor, would be treated as a single employer under Section 414 of the Code and the regulations promulgated thereunder.

         "Eurodollar Business Day" shall mean, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Eurodollar Interest Period" shall mean, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the day which is one, two, three, six months, or, in connection with Eurodollar Rate Loans under Facility A only and if available to the Required Lenders, twelve months, thereafter, as the Company may elect under Section 2.4 or 2.7, and each subsequent period commencing on the last day of the immediately preceding Eurodollar Interest Period and ending on the day which is one, two, three, six or twelve months thereafter, as the Company may elect under Section 2.4 or 2.7, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period shall be permitted which would end after Termination Date A with respect to the Facility A Loans or the Maturity Date with respect to any Facility B Loans.

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

              (a) (i) with respect to Facility A Loans, the Applicable Margin, and (ii) with respect to Facility B Loans, 250 basis points during the period from and including the Effective Date to and including December 30, 1999, or 275 basis points on December 31, 1999 and thereafter, plus

              (b) the rate per annum obtained by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period and in an aggregate amount comparable to the amount of such Eurodollar Rate Loan to be made by the Agent in its capacity as a Lender hereunder are offered to the Agent by other prime banks in the London interbank market at approximately 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period by (ii) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that are specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

         "Eurodollar Rate Loan" shall mean any Loan which bears interest at the Eurodollar Rate.

         "Event of Default" shall mean any of the events or conditions described in Section 6.1.

         "Export" shall mean Aetna Export Sales Corp., a corporation organized under the laws of the United States Virgin Islands.

         "Facility A" shall mean the credit facility described in Section 2.1
(a).

         "Facility A Advance" shall mean any Revolving Credit Loan or Facility A Letter of Credit Advance under Section 2.1(a).

         "Facility A Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Credit Loans and to participate in Facility A Letter of Credit Advances made through the Agent pursuant to Section 2.1(a), in amounts not exceeding in aggregate principal amount outstanding the respective Facility A commitment amounts for each Lender set forth next to the name of each such Lender in the signature pages hereof, as such amounts may be reduced or modified from time to time pursuant to Section 2.2(a) or Section 8.6.

         "Facility A Letter of Credit" shall mean a standby letter of credit or a commercial letter of credit having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before Termination Date A issued by the Agent on behalf of the Lenders for the account of the Company under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Company to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

         "Facility A Note" shall mean any promissory note of the Company evidencing the Facility A Loans, in substantially the form annexed hereto as Exhibit B-1, as amended or modified from time o time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Facility B" shall mean the credit facility described in Section 2.1
(b).

         "Facility B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Facility B Loans pursuant to Section 2.1(b), in amounts not exceeding in aggregate principal amount outstanding the respective Facility B commitment amounts for each Lender set forth next to the name of each such Lender in the signature pages hereof, as such amount may be reduced or modified from time to time pursuant to Section 2.2(a) or Section 8.6.

         "Facility B Loan" shall mean any borrowing under Section 2.4 evidenced by the Facility B Notes and made pursuant to Section 2.1(a).

         "Facility B Note" shall mean any promissory note of the Company evidencing the Facility B Loans, in substantially the same form annexed hereto as Exhibit B-2, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Facility C" shall mean the credit facility described in Section 2.1
(c).

         "Facility C Advance" shall mean any Facility C Letter of Credit Advance under Section 2.1(c).

         "Facility C Commitment" shall mean, with respect to each Lender, the commitment of such Lender to participate in Facility C Letters of Credit made through the Agent pursuant to Section 2.1(c), in amounts not exceeding in aggregate principal amount outstanding the respective Facility C commitment amounts for each Lender set forth next to the name of each such Lender in the signature pages hereof as such amount may be reduced or modified from time to time pursuant to Section 2.2(a) or Section 8.6.

         "Facility C Letter of Credit" shall mean a standby letter of credit having a stated expiry date or a date upon which the draft must be reimbursed not later than twelve months after the date of issuance and not later than the fifth Business Day before Termination Date C issued by the Agent on behalf of the Lenders for the account of the Company under an application and related documentation acceptable to the Agent requiring, among other things, immediate reimbursement by the Company to the Agent in respect of all drafts or other demand for payment honored thereunder and all expenses paid or incurred by the Agent relative thereto.

         "Federal Funds Rate" shall mean the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day, or, if such rate is not so published for any day, the average of the quotations for such rates received by the Agent from three federal funds brokers of recognized standing selected by the Agent in its discretion; all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%), which Federal Funds Rate shall change simultaneously with any change in such published or quoted rates.

         "Fixed Charge Coverage Ratio" shall mean, as of any date, the ratio of
(a) EBITDA of the Company and its Subsidiaries, as calculated for the four consecutive fiscal quarters of the Company most recently ended, plus Rental Expense of the Company and its Subsidiaries for such period, to (b) Rental Expense of the Company and its Subsidiaries for such period plus Interest Expense of the Company and its Subsidiaries paid in cash by the Company and its Subsidiaries during such period.

         "Floating Rate" shall mean the per annum rate equal to the sum of (a)
(i) with respect to any Facility A Advance or Facility C Advance, the Applicable Margin or (ii) with respect to any Facility B Loan, (A) 1.25% during the period from and including the Effective Date to and including December 30, 1999 and (B) 1.50% on December 31, 1999 and thereafter, plus (b) the greater of (x) the Prime Rate in effect from time to time, or (y) the sum of one percent (1%) per annum plus the Federal Funds Rate in effect from time to time; which Floating Rate shall change simultaneously with any change in such Prime Rate or Federal Funds Rate, as the case may be.

         "Floating Rate Loan" shall mean any Loan which bears interest at the Floating Rate.

         "Funded Debt" of any person, as of any date, shall mean: (a) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations or otherwise, including without limitation obligations in respect of the deferred purchase price of properties or assets, in each case whether direct or indirect; (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all reimbursements obligations under outstanding letters of credit in respect of drafts which (i) may be presented or (ii) have been presented and have not yet been paid, and (d) all Contingent Liabilities relating to any of the obligations of others similar in character to those described in the foregoing clauses (a) through (c).

         "Funded Debt Ratio" shall mean, as of any date, the ratio of (a) Funded Debt as of such date to (b) EBITDA, as calculated for the four consecutive fiscal quarters of the Company and its Subsidiaries on a consolidated basis most recently ended.

         "Generally Accepted Accounting Principles", "GAAP" or "generally accepted accounting principles" shall mean generally accepted accounting principles applied on a basis consistent with that reflected in the financial statements referred to in Section 4.6.

         "Guaranties" shall mean the guaranties entered into by each of the Guarantors for the benefit of the Agent and the Lenders pursuant to Article VIII of this Agreement, as amended or modified from time to time.

         "Guarantor" shall mean Export, Holdings, MS, each Subsidiary of MS, each Subsidiary of Holdings and each Subsidiary of the Company and each person otherwise becoming a Subsidiary of the Company, or otherwise entering into a Guaranty, from time to time, provided that no prohibitions exist under the Senior Note Indenture to the execution of a Guaranty or other Loan Documents by such person and provided, further, that SOFEDIT shall not be required to be a Guarantor hereunder.

         "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local government law, ordinance, rule or regulation.

         "Hedging Contract" shall mean, with respect to any person, all liabilities of such person under interest rate swap, cap or collar agreements, currency exchange agreements and all similar agreements designed to protect such person against fluctuations in interest rates or currency exchange rates.

         "Holdings" shall mean Aetna Holdings, Inc., a Delaware corporation.

         "Indebtedness" of any person shall mean, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations of such person as lessee under any Capital Lease, (c) all obligations which are secured by any Lien existing on any asset or property of such person whether or not the obligation secured thereby shall have been assumed by such person (to the extent of such Lien if such obligation is not assumed), (d) all obligations of such person for the unpaid purchase price for goods, property or services acquired by such person, except for trade accounts payable arising in the ordinary course of business that are not materially past due, (e) all obligations of such person to purchase goods, property or services where payment therefor is required regardless of whether delivery of such goods or property or the performance of such services is ever made or tendered (generally referred to as "take or pay contracts"), (f) all liabilities of such person in respect of Unfunded Benefit Liabilities under any Plan of such person or of any ERISA Affiliate, (g) all obligations of such person in respect of any Hedging Contract (valued in an amount equal to the highest termination payment, if any, that would be payable by such person upon termination for any reason on the date of determination), and
(h) all Contingent Liabilities of such person.

         "Interest Expense" means, for any period, total interest and related expense (including, without limitation, that portion of any Capitalized Lease obligation attributable to interest expense in conformity with Generally Accepted Accounting Principles, amortization of debt discount, all capitalized interest, the interest portion of any deferred payment obligations, all commissions, discounts and other fees and charges owed with respect to letter of credit and bankers acceptance financing, the net costs and net payments under any interest rate hedging, cap or similar agreement or arrangement, prepayment charges, agency fees, administrative fees, commitment fees and capitalized transaction costs allocated to interest expense) and all dividends and other distributions on any preferred capital stock of the Company paid, payable or accrued during such period, without duplication for any period, with respect to all outstanding Indebtedness of the Company and its Subsidiaries, all as determined for the Company and its Subsidiaries on a consolidated basis for such period in accordance with Generally Accepted Accounting Principles; provided, however, that interest on Subordinated Debt which is not paid in cash or cash equivalents but is paid by the issuance by the Company of a promissory note and dividends and other distributions on any preferred capital stock of the Company which are not paid in cash or cash equivalents shall be excluded from the calculation of "Interest Expense" hereunder.

         "Interest Payment Date" shall mean (a) with respect to any Eurodollar Rate Loan, the last day of each Interest Period with respect to such Eurodollar Rate Loan and, in the case of any Interest Period exceeding three months, those days that occur during such Interest Period at intervals of three months after the first day of such Interest Period, and (b) in all other cases, the last Business Day of each month occurring after the date hereof, commencing with the first such Business Day occurring after the date of this Agreement.

         "Interest Period" shall mean any Eurodollar Interest Period.

         "Letter of Credit" shall mean any Facility A Letter of Credit or Facility C Letter of Credit.

         "Letter of Credit Advance" shall mean any issuance of a Letter of Credit under Section 2.4 made pursuant to Section 2.1 in which each Lender acquires a pro rata risk participation pursuant to Section 2.4(d).

         "Letter of Credit Documents" shall have the meaning ascribed thereto in
Section 3.3(b).

         "Lien" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

         "Loan" shall mean any Revolving Credit Loan, any Swingline Loan, and any Term Loan evidenced by the Notes and made pursuant to Section 2.1. Any such Loan or portion thereof may also be denominated as a Floating Rate Loan or a Eurodollar Rate Loan and such Loans are referred to herein as "types" of Loans.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents and all other agreements, instruments and documents executed pursuant thereto at any time.

         "Manufacturing" shall mean Aetna Manufacturing Canada Ltd., a Michigan corporation.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis, (b) the ability of the Company or any Guarantor to perform its obligations under any Loan Document, or
(c) the validity of enforceability of any Loan Document or the rights or remedies of the Agent or the Lenders under any Loan Document.

         "Maturity Date" shall mean the earlier to occur of (a) March 31, 2001 and (b) the date on which the maturity of the Facility B Loans is accelerated pursuant to Section 6.2.

         "MS"  shall mean MS Acquisition Corp., a Delaware corporation.

         "Multiemployer Plan" shall mean any "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA or Section 414(f) of the Code.

         "Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in accordance with Generally Accepted Accounting Principles; provided that in determining Consolidated Net Income there shall be excluded, without duplication: (a) the income of any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint interest or partnership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period, (b) the income of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets are acquired by the Company or any of its Subsidiaries, (c) the proceeds of any insurance policy, (d) gains from the sale, exchange, transfer or other disposition of property or assets not in the ordinary course of business of the Company and its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles,
(e) any other extraordinary or non-recurring gains of the Company or its Subsidiaries, and related tax effects in accordance with Generally Accepted Accounting Principles, and (f) the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         "Net Worth" shall mean, as of any date, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of any Person, all in accordance with Generally Accepted Accounting Principles.

         "Notes" shall mean the Facility A Notes, Swingline Note and Facility B Notes.

         "Overdue Rate" shall mean (a) in respect of principal of Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, (b) in respect of principal of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) per annum plus the per annum rate in effect thereon until the end of the then current Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of three percent (3%) per annum plus the Floating Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest), a per annum rate that is equal to the sum of three percent (3%) per annum plus the Floating Rate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Liens" shall mean Liens permitted by Section 5.2(d) hereof.

         "Person" or "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a trade or business (whether or not incorporated), a government (foreign or domestic) and any agency or political subdivision thereof, or any other entity.

         "Plan" shall mean any pension plan (including a Multiemployer Plan) subject to Title IV of ERISA or to the minimum funding standards of Section 412 of the Code which has been established or maintained by the Company, any Guarantor or any ERISA Affiliate.

         "Prime Rate" shall mean the per annum rate announced by the Agent from time to time as its "prime rate" (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by the Agent to any of its customers); which Prime Rate shall change simultaneously with any change in such announced rate.

         "Prohibited Transaction" shall mean any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code and to which no statutory or administrative exemption applies.

         "Reportable Event" shall mean a reportable event with respect to any Plan as described in Section 4043(c) of ERISA, excluding those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

         "Rental Expense" shall mean, with respect to any Person, for any period, the aggregate of all amounts paid or accrued in respect of Rental Obligations for such period, as determined in accordance with GAAP.

         "Rental Obligations" shall mean, with respect to any Person, for any period, all rental obligations for which such Person is directly or indirectly liable (as lessee or as guarantor or as other surety) under all leases in effect or to be in effect at any time during such period, other than under any Capital Lease, all as determined in accordance with GAAP.

         "Required Lenders" shall mean Lenders holding not less than (i) 66% of the aggregate principal amount of the Advances then outstanding or (ii) 66% of the Commitments if no Advances are then outstanding.

         "Requirement of Law" shall mean as to any person, the certificate of incorporation and by-laws or other organizational or governing documents of such person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such person or any of its property to which such person or any of its property is subject.

         "Revolving Credit Loan" shall mean any borrowing under Section 2.1 (a) evidenced by the Facility A Note and made pursuant to Section 2.1(a).

         "Saturn Tooling Project" shall mean the approximately $31,800,000 tooling project undertaken by the Company in connection with Saturn's Innovate line, which project is expected to conclude by July of 1999.

         "Security Agreement" shall mean each security agreement entered into by the Company or any Guarantor (other than MS and Holdings) for the benefit of the Agent and the Lenders pursuant to this Agreement or the Existing Credit Agreement in substantially the form of Exhibit C hereto, as amended or modified from time to time.

         "Security Documents" shall mean, collectively, the Security Agreements, the Guaranties, the Letter of Credit Documents, any pledge agreement, any note assignment agreement and all other related agreements and documents, including financing statements and similar documents, delivered pursuant to this Agreement or otherwise entered into by any person to secure the Advances.

         "Senior Notes" shall mean the 11 7/8% Senior Notes due 2006 issued by the Company in the original aggregate principal amount of $85,000,000 and issued pursuant to the Senior Note Indenture.

         "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and all instruments, agreements and documents executed in connection therewith at any time.

         "Senior Note Debt" shall mean all present and future indebtedness, obligations and liabilities outstanding pursuant to the Senior Note Documents including, without limitation, any senior notes due 2006 issued by the Company in an original principal amount of $85,000,000 for which the Senior Notes are exchangeable pursuant to a registered exchange offer effectuated by the Company pursuant to the Registration Rights Agreement (as defined in the Senior Note Indenture) and the guaranties of the Senior Notes by each of MS, Holdings and Export.

         "Senior Note Indenture" shall mean the indenture dated as of August 1, 1996 by and among the Company, MS, Holdings, Export and Norwest Bank Minnesota, N.A., as trustee, as the same may be amended from time.

         "Senior Secured Funded Debt" of any person, as of any date, shall mean all Funded Debt which is secured by Liens.

         "Senior Secured Funded Debt Ratio" shall mean, as of any date, the ratio of (a) Senior Secured Funded Debt as of such date to (b) EBITDA, as calculated for the four consecutive fiscal quarters of the Company most recently ended.

         "SOFEDIT" shall mean Societe Financiere de Developpement Industrial et Technologique, a French societe anonyme.

         "SOFEDIT Shareholders" shall mean the Persons set forth on Schedule 1.1(a) attached hereto and any Permitted Transferees under and as defined in that certain Stockholders Agreement dated as of April 14, 1998 among MS and certain of its stockholders.

         "Solvent" when used with respect to any person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such person will, as of such date, exceed the amount of all "liabilities of such person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such person will, as of such date, be greater than the amount that will be required to pay the liability of such person on its debts as such debts become absolute and matured, (c) such person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Subordinated Debt" of any person shall mean, as of any date, that Indebtedness of such person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Advances and other Indebtedness of such person to the Lenders in manner and by written agreement satisfactory in form and substance to the Required Lenders.

         "Subordinated Debt Documents" shall mean each of the agreements, instruments and documents described on Schedule 1.1(b).

         "Subsidiary" of any person shall mean any other person (whether now existing or hereafter organized or acquired) in which (other than directors qualifying shares required by law) at least a majority of the securities or other ownership interests of each class having ordinary voting power or analogous right (other than securities or other ownership interests which have such power or right only by reason of the happening of a contingency), at the time as of which any determination is being made, are owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof. Unless otherwise specified, reference to "Subsidiary" shall mean a Subsidiary of the Company.

         "Swingline Facility" shall have the meaning specified in Section 2.1
(d).

         "Swingline Loan" shall mean any borrowing under Section 2.4 evidenced by the Swingline Note and made pursuant to Section 2.1(d).

         "Swingline Note" shall mean any promissory note of the Company evidencing the Swingline Loans, in substantially the same form annexed hereto as Exhibit B-3, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Termination Date A" shall mean the earlier to occur of (a) August 13, 2001 and (b) the date on which the Facility A Commitment shall be terminated pursuant to Section 2.2 or 6.2.

         "Termination Date B" shall mean the earlier to occur of (a) March 31, 1999 and (b) the date on which the Facility B Commitment shall be terminated pursuant to Section 2.2 or 6.2.

         "Termination Date C" shall mean the earlier to occur of (a) July 1, 1999 and (b) the date on which the Facility C Commitment shall be terminated pursuant to Section 2.2 or 6.2.

         "Total Commitments" shall mean the aggregate amount of Commitments of all Lenders as set forth on the last signature page of this Agreement, as reduced or modified from time to time pursuant to Section 2.3(a) or 8.6.

         "Unfunded Benefit Liabilities" shall mean, with respect to any Plan as of any date, the amount of the unfunded benefit liabilities determined in accordance with Section 4001(a)(18) of ERISA.

         1.2 Other Definitions; Rules of Construction. As used herein, the terms "Agent", "Lenders", "Company" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement, and the term "Guaranteed Obligations" shall have the meaning ascribed thereto in
Section 8.1 of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with Generally Accepted Accounting Principles unless such principles are inconsistent with the express requirements of this Agreement; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in Generally Accepted Accounting Principles in the operation of such covenant (or if the Agent notifies the Company that the Required Lenders wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of Generally Accepted Accounting Principles in effect immediately before the relevant change in Generally Accepted Accounting Principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.


                                    ARTICLE 2
            THE COMMITMENTS, THE SWINGLINE FACILITY AND THE ADVANCES

    2.1 Commitment of the Lenders and the Swingline Facility.

         (a) Facility A Advances. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Facility A Loans and to participate in Letter of Credit Advances under Facility A pursuant to Section
2.4 and Section 3.3 from time to time to but excluding Termination Date A, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(e).

         (b) Facility B Loans. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Term Loans to the Company pursuant to Section 2.4 and Section 3.3 from time to time to but excluding Termination Date B, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(e).

         (c) Facility C Advances. Each Lender agrees, for itself only, subject to the terms and conditions of this Agreement, to make Letter of Credit Advances under Facility C to the Company pursuant to Section 2.4 from time to time to but excluding Termination Date C, not to exceed in aggregate principal amount at any time outstanding the amount determined pursuant to Section 2.1(e). Notwithstanding anything herein to the contrary, any Facility C Letters of Credit outstanding on Termination Date C shall automatically be deemed outstanding under Facility A as of Termination Date C , subject to Section 2.1(e).

         (d) Swingline Loans.

              (i) The Company may request the Agent to make, and the Agent may, in its sole discretion, make Swingline Loans to the Company from time to time on any Business Day during the period from the date hereof until Termination Date A in an aggregate principal amount not to exceed at any time the lesser of (A) $5,000,000 and (B) the aggregate amount of Facility A Advances that could be but is not borrowed as of such date under Facility A. Each Lender's Facility A Commitment shall be deemed utilized by an amount equal to such Lender's pro rata share (based on such Lender's Facility A Commitment) of each Swingline Loan for purposes of determining the amount of Facility A Advances required to be made by such Lenders, but no Lender's Facility A Commitment, including the Agent's, shall be deemed utilized for purposes of determining commitment fees under
Section 2.3(a). Swingline Loans shall bear interest at the Floating Rate. Within the limits of the Swingline Facility, so long as the Agent, in its sole discretion, elects to make Swingline Loans, the Company may borrow and reborrow under this Section 2.1(d)(i).

              (ii) The Agent may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Floating Rate Borrowing from the Lenders, and upon written notice thereof by the Agent to the Lenders and the Company, the Company shall be deemed to have requested a Floating Rate Borrowing under Facility A in an amount equal to the amount of such Swingline Loan, and such Floating Rate Borrowing shall be made to refund such Swingline Loan. Each Lender shall be absolutely and unconditionally obligated to fund its pro rata share (based on such

Lender's commitment) of such Floating Rate Borrowing or, if applicable, purchase a participating interest in the Swingline Loans pursuant to Section 2.1(d)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lenders has or may have against the Agent or the Company or any if its Subsidiaries or anyone else for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, subject to Section 2.1(d)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement or any other agreement by any other Lender, the Company or any Guarantor; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's failure to satisfy any conditions contained in Article II or any other provision of this Agreement).

              (iii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to the Company or any of its Subsidiaries pursuant to Section 6.1(h) Floating Rate Loans may not be made by the Lenders as described in Section 2.1(d)(ii), then (A) the Company agrees that each Swingline Loan not paid pursuant to Section 2.1(d)(ii) shall bear interest, payable on demand by the Agent, at the Overdue Rate, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default or any other circumstances, in lieu of deemed disbursement of loans, to the extent of such Lender's Facility A Commitment, purchase a participating interest in the Swingline Loans by paying its participation percentage thereof. Each Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. After such payment to the Agent, each Lender shall share on a pro rata basis (calculated by reference to its Facility A Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Company, the interest rate specified above and (y) in the case of such Lender, the Federal Funds Rate for the first five days after the date of demand by the Agent and thereafter at the interest rate specified above.

              (e) Limitation on Amount of Advances. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Facility A Advances at any time outstanding to the Company hereunder shall not exceed the lesser of (i) the amount of the Borrowing Base at such time minus the aggregate outstanding amount of Facility C Advances at such time and (ii) the aggregate amount of the Facility A Commitments at such time, provided, however, that: (i) the aggregate amount of Facility A Letter of Credit Advances shall not exceed $3,000,000 at any time. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Facility B Loans at any time outstanding to the Company shall not exceed the aggregate amount of the Facility B Commitments at such time provided, that any Facility B Loan repaid may not thereafter be reborrowed. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of the Facility C Advances at any time outstanding to the Company hereunder shall not exceed the lesser of (i) the amount of the Borrowing Base at such time minus the aggregate outstanding amount of Facility A Advances at such time and (ii) the aggregate amount of the Facility C Commitments at such time

     2.2      Termination and Reduction of Commitments.

              (a) The Company shall have the right to terminate or reduce the Commitments at any time and from time to time at its option, provided that (i) the Company shall give notice of such termination or reduction to the Agent (with sufficient executed copies for each Lender) specifying the amount and effective date thereof, (ii) each partial reduction of the Commitments shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 and shall reduce the Commitments of all of the Lenders proportionately in accordance with the respective commitment amounts for each such Lender set forth in the signature pages hereof next to name of each such Lender, (iii) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Advance pursuant to Section 2.4 is then pending and (iv) the Commitments may not be terminated if any Advances are then outstanding and may not be reduced below the principal amount of Advances then outstanding. The Commitments or any portion thereof terminated or reduced pursuant to this Section 2.2, whether optional or mandatory, may not be reinstated.

         (b) For purposes of this Agreement, a Letter of Credit Advance (i) shall be deemed outstanding in an amount equal to the sum of the maximum amount available to be drawn under the related Letter of Credit on or after the date of determination and on or before the stated expiry date thereof plus the amount of any draws under such Letter of Credit that have not been reimbursed as provided in Section 3.3 and (ii) shall be deemed outstanding at all times on and before such stated expiry date or such earlier date on which all amounts available to be drawn under such Letter of Credit have been fully drawn, and thereafter until all related reimbursement obligations have been paid pursuant to Section 3.3. As provided in Section 3.3, upon each payment made by the Agent in respect of any draft or other demand for payment under any Letter of Credit, the amount of any Letter of Credit Advance outstanding immediately prior to such payment shall be automatically reduced by the amount of each Loan deemed advanced in respect of the related reimbursement obligation of the Company.

     2.3      Fees.

         (a) (i) The Company agrees to pay to each Lender a commitment fee on the daily average unused amount of its respective Facility A Commitment, for the period from the Effective Date to but excluding Termination Date A, at a per annum rate equal to the Applicable Margin. (ii) The Company agrees to pay to each Lender a commitment fee on the daily average unused amount of its respective Facility B Commitment, for the period from the Effective Date to but excluding Termination Date B, at a rate equal to one-half of one percent (1/2 of 1%) per annum. (iii) The Company agrees to pay to each Lender a commitment fee on the daily average unused amount of its respective Facility C Commitment, for the period from the Effective Date to but excluding Termination Date C, at a per annum rate equal to the Applicable Margin. Accrued commitment fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such Business Day occurring after the Effective Date, and on the respective Termination Date.

         (b) On or before the date of issuance of any Letter of Credit, the Company agrees (i) to pay to the Lenders a fee computed at a rate equal to the Applicable Margin of the maximum amount available to be drawn from time to time under such Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the stated expiry date of such Letter of Credit, and (ii) if there is more than one Lender party hereto, to pay an additional fee to the Agent for its own account computed at the rate of one-quarter of one percent (1/4 of 1%) per annum of such maximum amount for such period. Such fees are nonrefundable and the Company shall not be entitled to any rebate of any portion thereof if such Letter of Credit does not remain outstanding through its stated expiry date or for any other reason. The Company further agrees to pay to the Agent, on demand, such other reasonable and customary administrative fees, charges and expenses of the Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or other wise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

         (c) The Company agrees to pay to the Agent such reasonable fees in such amounts as may from time to time be agreed upon by the Company and the Agent.

     2.4      Disbursement of Advances.

         (a) The Company shall give the Agent notice of its request for each Advance (other than for a Swingline Loan) in substantially the form of Exhibit D hereto not later than 10:00 a.m. Detroit time (i) four Eurodollar Business Days prior to the date such Advance is requested to be made if such Advance is to be made as a Eurodollar Rate Loan, (ii) five Business Days prior to the date any Letter of Credit Advance is requested to be made, and (iii) one Business Day prior to the date such Advance is requested to be made in all other cases, which notice shall specify whether a Eurodollar Rate Loan, Floating Rate Loan or Letter of Credit Advance is requested and, in the case of each requested Eurodollar Rate Loan, the Interest Period to be initially applicable to such Loan and, in the case of each Letter of Credit Advance, such information as may be necessary for the issuance thereof by the Agent. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such requested Advance to each Lender. Subject to the terms and conditions of this Agreement, the proceeds of each such requested Loan shall be made available to the Company by depositing the proceeds thereof in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent. Subject to the terms and conditions of this Agreement, the Agent shall, on the date any Letter of Credit Advance is requested to be made, issue the related Letter of Credit on behalf of the Lenders for the account of the Company. Notwithstanding anything herein to the contrary, the Agent may decline to issue any requested Letter of Credit on the basis that the beneficiary, the purpose of issuance or the terms or the conditions of drawing are unacceptable to it in its reasonable discretion.


         (b) Each Lender, on the date any Borrowing in the form of a Loan is requested to be made, shall make its pro rata share of such Borrowing available in immediately available, freely transferable, cleared funds for disbursement to the Company pursuant to the terms and conditions of this Agreement at the principal office of the Agent. Unless the Agent shall have received notice from any Lender prior to the date such Borrowing is requested to be made under this
Section 2.4 that such Lender will not make available to the Agent such Lender's pro rata portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date such Borrowing is requested to be made in accordance with this Section 2.4. If and to the extent such Lender shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Lender shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Lender as a part of such the related Borrowing for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such Borrowing available to the Agent shall not relieve any other Lender of its obligations to make available its pro rata portion of such Borrowing on the date such Borrowing is requested to be made, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent on the date of any such Borrowing.

         (c) The Facility A Loans shall be evidenced by the Facility A Note, the Facility B Loans shall be evidenced by the Facility B Notes, the Swingline Loans shall be evidenced by the Swingline Note and all such Loans shall be due and payable and bear interest as provided in Article III. Each Lender is hereby authorized by the Company to record on the schedule attached to the Notes, or in its books and records, the date, amount and type of each Loan and the duration of the related Eurodollar Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule or books and records, as the case may be, shall constitute prima facie evidence of the information so recorded, provided, however, that failure of any Lender to record, or any error in recording, any such information shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow Loans under this Section 2.4 and under Section 3.3, prepay Loans pursuant to Section 3.1 and reborrow Facility A Loans (but not Facility B Loans) under this Section 2.4 and under Section 3.3.


         (d) Nothing in this Agreement shall be construed to require or authorize any Lender to issue any Letter of Credit, it being recognized that the Agent has the sole obligation under this Agreement to issue Letters of Credit on behalf of the Lenders, and the Commitment of each Lender with respect to Letter of Credit Advances is expressly conditioned upon the Agent's performance of such obligations. Upon such issuance by the Agent, each Lender shall automatically acquire a pro rata risk participation interest in such Letter of Credit Advance based on the amount of its respective Commitment. If the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Agent shall provide notice thereof to each Lender on the date such draft or demand is honored unless the Company shall have satisfied its reimbursement obligation under Section 3.3 by payment to the Agent on such date. Each Lender, on such date, shall make its pro rata share of the amount paid by the Agent available in immediately available funds at the principal office of the Agent for the account of the Agent. If and to the extent such Lender shall not have made such pro rata portion available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was paid by the Agent until such amount is so made available to the Agent at a per annum rate equal to the Federal Funds Rate. If such Lender shall pay such amount to the Agent together with such interest, such amount so paid shall constitute a Loan by such Lender as part of the Borrowing disbursed in respect of the reimbursement obligation of the Company under Section 3.3 for purposes of this Agreement. The failure of any Lender to make its pro rata portion of any such amount paid by the Agent available to the Agent shall not relieve any other Lender of its obligation to make available its pro rata portion of such amount, but no Lender shall be responsible for failure of any other Lender to make such pro rata portion available to the Agent.


       2.5 Conditions for First Disbursement. The obligation of the Lenders to make the first Advance hereunder is subject to receipt by each Lender and the Agent of the following documents and completion of the following matters, in form and substance satisfactory to each Lender and the Agent:


         (a) Corporate Documents. Certified copies of such corporate documents, resolutions and incumbency certificates as requested by the Agent;

         (b) Notes. The Notes duly executed on behalf of the Company for each Lender;

         (c) Security Documents. The Security Documents duly executed on behalf of the Company and each Guarantor (other than MS and Holdings), as the case may be, granting to the Lenders and the Agent the collateral and security intended to be provided pursuant to Section 2.11, together with such financing statements, UCC searches, pledge agreement, instruments, stock certificates and other documents in connection therewith requested by the Agent;

         (d) Casualty and Other Insurance. Evidence that the casualty and other insurance required pursuant to Section 5.1(c) and each Security Agreement is in full force and effect;

         (e) Legal Opinions. The favorable written opinion of counsel for the Company and each Guarantor in form and substance satisfactory to the Agent;

         (f) Fees. Payment of any fees due as of the Effective Date;

         (g) Subordinated Debt Documents. Copies of all agreements and documents relating to any Subordinated Debt, all of which are described on Schedule 1.1(b) hereto, and amendments to all such Subordinated Debt Documents in form or substance satisfactory to the Agent;

         (h) Saturn Tooling Project. A certificate relating to the Saturn Tooling Project executed by the Company with respect to all matters referred to in Section 5.1(d)(ix) and a report as to the achievement of milestones under the Saturn Tooling Project; and

         (i) Miscellaneous. Such other documents, and completion of such other matters, as the Agent may reasonably request.



        2.6 Further Conditions for Disbursement. The obligation of the Lenders to make any Advance (including the first Advance), or any continuation or conversion under Section 2.7 is further subject to the satisfaction of the following conditions precedent:

         (a) The representations and warranties contained in Article IV hereof and in the Security Documents shall be true and correct on and as of the date such Advance is made (both before and after such Advance is made) as if such representations and warranties were made on and as of such date;

         (b) No Default or Event of Default shall exist or shall have occurred and be continuing on the date such Advance is made (whether before or after such Advance is made);

         (c) The Agent shall have received the most recent Borrowing Base Certificate required hereunder;

         (d) In the case of any Letter of Credit Advance, the Company shall have delivered to the Agent an application for the related Letter of Credit and other related documentation requested by and acceptable to the Agent appropriately completed and duly executed on behalf of the Company; and

         (e) In the case of any Facility B Loan, the Company shall have delivered to the Agent evidence satisfactory to the Agent that (i) the Company is purchasing Eligible Fixed Assets with such Facility B Loan, (ii) such Facility B Loan does not exceed 50% of the hard cost of any new Eligible Fixed Asset being purchased therewith; (iii) simultaneously with making such Facility B Loan the Company will own such Eligible Fixed Asset and the Agent, for the benefit of itself and the Lenders, shall have a first priority security interest in such Eligible Fixed Asset pursuant to the Security Agreement.

The Company shall be deemed to have made a representation and warranty to the Lenders at the time of the making of, and the continuation or conversion of, each Advance to the effects set forth in clauses (a) and (b) of this Section
2.6. For purposes of this Section 2.6 the representations and warranties contained in Section 4.6 hereof shall be deemed made with respect to both the financial statements referred to therein and the most recent financial statements delivered pursuant to Section 5.1(d)(ii) and (iii). The schedules referenced in the representations and warranties in this Agreement may be amended from time to time by the Company provided that such amendments reflect transactions permitted by the Agreement or are immaterial, and shall be effective when consented to by the Agent.

         2.7 Subsequent Elections as to Loans. The Company may elect (a) to continue a Eurodollar Rate Loan of one type, or a portion thereof, as a Eurodollar Rate Loan of the then existing type or (b) may elect to convert a Eurodollar Rate Loan of one type, or a portion thereof, to a Loan of another type or (c) elect to convert a Floating Rate Loan, or a portion thereof, to a Eurodollar Rate Loan, in each case by giving notice thereof to the Agent in substantially the form of Exhibit E hereto not later than 10:00 a.m. Detroit time four Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective and not later than 10:00 a.m. Detroit time one Business Day prior to the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then current Interest Period with respect to such Loan, and provided, further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent, not later than the Business Day next succeeding the day such notice is given, shall provide notice of such election to the Lenders. If the Company shall not timely deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Eurodollar Rate Loan to a Floating Rate Loan on the last day of the then current Interest Period with respect to such Loan.

         2.8 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, (a) the Company may not elect any Eurodollar Rate Loan, including any conversion to a Eurodollar Rate Loan, and shall not be entitled to request any Eurodollar Rate Loan or any conversion to a Eurodollar Rate Loan if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 2.4, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan of the then existing type, or a request for a conversion of a Floating Rate Loan to a Eurodollar Rate Loan pursuant to Section 2.7, (i) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Eurodollar Interest Period elected by the Company are not available to any Lender in the London interbank market,
(ii) the Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making, funding or maintaining the related Eurodollar Rate Loan, or
(iii) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for, or shall limit or impair the ability of, (i) any Lender to make or fund the relevant Loan or to continue such Loan as a Loan of the then existing type or to convert a Loan to such a Loan or (ii) the Company to make or any Lender to receive any payment under this Agreement at the place specified for payment hereunder or to freely convert any amount paid into Dollars at market rates of exchange or to transfer any amount paid or so converted to the address of its principal office specified in Section 9.2, then the Company shall not be entitled, so long as such circumstances continue, to request a Loan of the affected type pursuant to
Section 2.4 or a continuation of or conversion to a Loan of the affected type pursuant to Section 2.7. In the event that such circumstances no longer exist, the Company shall be entitled to request Loans of the affected type pursuant to
Section 2.4, and continuations of and conversions to Loans of the affected type pursuant to Section 2.7.

         2.9 Minimum Amount; Limitation on Number of Loans; Etc. Except for (a) Advances which exhaust the entire remaining amount of the Commitments and (b) payments required pursuant to Section 3.1 or Section 3.8:

              (i) With  respect to Facility A Advances  and Facility C Advances:
(A) each such Floating Rate Advance and each prepayment thereof shall be in a minimum amount of $500,000 and in integral multiples of $10,000; and (B) each such Eurodollar Rate Advance and each prepayment thereof shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000.

              (ii) With respect to Facility B Loans: (A) each such Floating Rate Loan and each prepayment thereof shall be in a minimum amount of $250,000; and
(B) each such Eurodollar Rate Loan and each prepayment, continuation or conversion thereof shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000; provided, however, that any amounts repaid or prepaid shall not be available to be reborrowed.

         2.10 Borrowing Base Adjustments. The Company agrees that if at any time any trade account receivable, any inventory, any fixed asset or any other asset of the Company fails to constitute Eligible Account Receivable, Eligible Inventory, Eligible Tooling Inventory or Eligible Fixed Assets, as the case may be, for any reasonable reason, the Agent may, at any time and notwithstanding any prior classification of eligibility, classify such asset or property as ineligible and exclude the same from the computation of the Borrowing Base without in any way impairing the rights of the Lenders and the Agent in and to the same under the Security Agreements.

         2.11 Security and Collateral. To secure the payment when due of the Notes and all other obligations of the Company under the Loan Documents and under any Hedging Contract to the Lenders and the Agent, the Company shall execute and deliver, or cause to be executed and delivered, to the Lenders and the Agent Security Documents granting the following:

              (a) Security interests in all present and future accounts, inventory, general intangibles, chattel paper, instruments, equipment, fixtures, and all other personal property of the Company.

              (b) Security interests in all present and future accounts, inventory, general tangibles, chattel paper, instruments, equipment, fixtures and all other personal property of the Guarantors other than MS and Holdings.

              (c) Guarantees of each Guarantor.

              (d) All other security and collateral described in the Security Documents (other than real property).


                                    ARTICLE 3
                      PAYMENTS AND PREPAYMENTS OF ADVANCES

              3.1   Principal Payments and Prepayments.

              (a) Unless earlier payment is required under this Agreement, the Company shall pay to the Lenders on Termination Date A the entire outstanding principal amount of the Facility A Loans.

              (b) Unless earlier payment is required under this Agreement, the Company shall pay to the Lenders the outstanding principal amount of the Facility B Loan in ten equal consecutive quarterly installments with each payment equal to one-tenth of the outstanding balance of the Facility B Loans on June 30, 1999, commencing on June 30, 1999, payable on the last Business Day of each March, June, September and December and on the Maturity Date of the remaining balance of the Facility B Loans shall be paid in full.

              (c) The Company may at any time and from time to time prepay all or a portion of the Loans, without premium or penalty, provided that (i) the Company may not prepay any portion of any Loan as to which an election for a continuation of or a conversion to a Eurodollar Rate Loan is pending pursuant to
Section 2.4, and (ii) unless earlier payment is required under this Agreement, any Eurodollar Rate Loan may only be prepaid on the last day of the then current Interest Period with respect to such Loan. Upon the giving of such notice, the aggregate principal amount of such Loan or portion thereof so specified in such notice, together with such accrued interest and other amounts, shall become due and payable on the specified prepayment date.

              (d) If at any time the aggregate outstanding principal amount of the Facility A Advances and Facility C Advances (including Letters of Credit) shall exceed the amount allowed pursuant to Section 2.1(e), the Company shall forthwith pay to the Lenders, without demand, an amount not less than the amount of such excess for application to the outstanding principal amount of the Facility A Loans, provided that if any such prepayment would be in excess of the outstanding amount of the Loans, the Company shall deliver cash collateral to the Agent to secure the outstanding Letters of Credit in the amount of such excess which is greater than the outstanding Facility A Loans and the Company hereby grants to the Agent, for the benefit of the Lenders, a first priority lien and security interest in such collateral, and all such cash collateral shall be under the sole and exclusive control of the Agent.

              (e) If any Borrowing Base Certificate delivered after June 30, 1999 and calculated as of the last day of any month indicates an excess of the Borrowing Base in excess of $15,000,000, the Company shall make a mandatory prepayment on the Facility B Loans in an aggregate amount equal to such excess amount over $15,000,000. To the extent that, on the date any mandatory reduction of outstanding Advances under this Section 3.1 is due, the outstanding Facility B Advances are being carried, in whole or in part, at the Eurodollar Rate and no Default or Event of Default has occurred and is continuing, the Company shall first repay Facility B Advances being carried at the Floating Rate, and then the Company may deposit the remaining amount of such mandatory repayment in a cash collateral account to be held by the Agent, for and on behalf of the Lenders (which shall be an interest-bearing account), on such terms and conditions as are reasonably acceptable to Agent and the Required Lenders.

Subject to the terms and conditions of said cash collateral account, sums on deposit in said cash collateral account shall be applied (until exhausted) to reduce the principal balance of the Eurodollar Rate Loans on the last day of each Interest Period attributable to such Eurodollar Rate Loan.

         (f) All payments of the Facility B Loans, in each case whether optional or mandatory, shall be applied to installments of principal of the Facility B Loans in the inverse order of their maturities and no partial prepayment of the Facility B Loans shall reduce the amount or defer the scheduled installments of principal required to be paid thereon.

         3.2 Interest Payments. The Company shall pay interest to the Lenders on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

              (a) During such periods that such Loan is a Floating Rate Loan, the Floating Rate.

              (b) During such periods that such Loan is a Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

Notwithstanding the foregoing paragraphs (a) and (b), the Company shall pay interest on demand by the Agent at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) at any time on or after an Event of Default if required in writing by the Required Lenders.

         3.3      Letter of Credit Reimbursement Payments.

              (a) (i) The Company agrees to pay to the Lenders, on the day on which the Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, an amount equal to the amount paid by the Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Agent relative thereto. Unless the Company shall have made such payment to the Lenders on such day, upon each such payment by the Agent, the Agent shall be deemed to have disbursed to the Company, and the Company shall be deemed to have elected to satisfy its reimbursement obligation by, a Loan bearing interest at the Floating Rate for the account of the Lenders in an amount equal to the amount so paid by the Agent in respect of such draft or other demand under such Letter of Credit. Such Loan shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article II hereof and, to the extent of the Loan so disbursed, the reimbursement obligation of the Company under this Section 3.3 shall be deemed satisfied; provided, however, that nothing in this Section 3.3 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

              (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to the Company pursuant to
Section 6.1(h)), Floating Rate Loans may not be made by the Lenders as described in Section 3.3(a)(i), then (A) the Company agrees that each reimbursement amount not paid pursuant to the first sentence of Section 3.3(a)(i) shall bear interest, payable on demand by the Agent, at the interest rate then applicable to Floating Rate Loans, and (B) effective on the date each such Floating Rate Loan would otherwise have been made, each Lender severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, in lieu of deemed disbursement of loans, to the extent of such Lender's Commitment, purchase a participating interest in each reimbursement amount. Each Lender will immediately transfer to the Agent, in same day funds, the amount of its participation. Each Lender shall share on a pro rata basis (calculated by reference to its Commitment) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Agent, such Lender and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Agent until the date such amount is paid to the Agent, at (x) in the case of the Company, the interest rate then applicable to Floating Rate Loans and (y) in the case of such Lender, the Federal Funds Rate.

         (b) The reimbursement obligation of the Company under this Section 3.3 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Company to the Lenders hereunder shall have been satisfied, and such obligations of the Company shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Company:

         (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

         (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

         (iii) The existence of any claim, setoff, defense or other right which the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent or any Lender or any other person or entity, whether in connection with any of the Letter of Credit
Documents, the transactions contemplated herein or therein or any unrelated transactions;

         (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) Payment by the Agent to the beneficiary under any Letter of Credit against presentation of a documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

         (vi) Any failure, omission, delay or lack on the part of the Agent or any Lender or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Agent, any Lender or any such party under this Agreement or any of the Letter of Credit Documents, or any other acts or omissions on the part of the Agent, any Lender or any such party;

         (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Company has or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Company against the Agent or any Lender. Nothing in this
Section 3.3 shall limit the liability, if any, of the Lenders to the Company pursuant to Section 9.5.

         3.4      Payment Method.

         (a) All payments to be made by the Company hereunder will be made to the Agent for the account of the Lenders in Dollars and in immediately available, freely transferable, cleared funds not later than 1:00 p.m. at the principal office of the Agent specified in Section 9.2. Payments received after 1:00 p.m. at the place for payment shall be deemed to be payments made prior to 1:00 p.m. at the place for payment on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment of amounts due hereunder to be made (subject to sufficient funds being available in such account for that purpose).

         (b) At the time of making each such payment, the Company shall, subject to the other terms and conditions of this Agreement, specify to the Agent that Loan or other obligation of the Company hereunder to which such payment is to be applied. In the event that the Company fails to so specify the relevant obligation or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion.

         (c) On the day such payments are deemed received, the Agent shall remit to the Lenders their pro rata shares of such payments in immediately available funds to the Lenders at their respective address in the United States specified for notices pursuant to Section 9.2. In the case of payments of principal and interest on any Borrowing, such pro rata shares shall be determined with respect to each such Lender by the ratio which the outstanding principal balance of its Loan included in such Borrowing bears to the outstanding principal balance of the Loans of all of the Lenders included in such Borrowing, and in the case of fees paid pursuant to Section 2.3 and other amounts payable hereunder (other than the Agent's fees payable pursuant to Section 2.3(c) and amounts payable to any Lender under Section 3.7), such pro rata shares shall be determined with respect to each such Lender by the ratio which the Commitment of such Lender bears to the Commitments of all the Lenders.

         3.5 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. If any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the Company will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder and, in any such case, the Company will furnish to the Lenders certified copies of all tax receipts evidencing the payment of such amounts within 45 days after the date any such payment is due pursuant to applicable law.

         3.6 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this

Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

         3.7      Additional Costs.

         (a) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Lender or the Agent of any amounts payable by the Company under this Agreement (other than taxes imposed on the overall net income of any Lender or the Agent, by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which any Lender or the Agent, as the case may be, has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender or the Agent, or (c) shall impose any other condition with respect to this Agreement, or any of the Commitments, the Notes or the Loans or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Lender or the Agent, as the case may be, of making, funding or maintaining any Eurodollar Rate Loan or any Letter of Credit or to reduce the amount of any sum receivable by any Lender or the Agent, as the case may be, thereon, then the Company shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent, as the case may be, for such increased cost or reduced sum receivable to the extent, in the case of any Eurodollar Rate Loan, such Lender or the Agent is not compensated therefor in the computation of the interest rate applicable to such Eurodollar Rate Loan. A statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent, as the case may be, to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. No Lender shall charge any amount under this Section 3.7(a) unless it is charging other borrowers similar to the Company, as reasonably determined by such Lender, such similar amounts if allowed.

         (b) In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender or the Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender or the Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Lender's or the Agent's obligations hereunder and such increase has the effect of reducing the rate of return on such Lender's or the Agent's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy), then the Company shall pay to such Lender or the Agent, as the case may be, from time to time, upon request by such Lender (with a copy of such request to be provided to the Agent) or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender's or the Agent's obligations hereunder. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, and submitted by such Lender or the Agent to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Such Lender or the Agent may, at its option, specify that such amounts be paid by way of an increase in the commitment fees payable by the Company pursuant to
Section 2.3(a). No Lender shall charge any amount under this Section 3.7(b) unless it is charging other borrowers similar to the Company, as reasonably determined by such Lender, such similar amounts if allowed.

         3.8 Illegality and Impossibility. In the event that any applicable law, treaty or other international agreement, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Lender, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Lender to maintain any Loan under this Agreement, shall make it impracticable, unlawful or impossible for, or shall in any way limit or impair ability of, the Company to make or any Lender to receive any payment under this Agreement at the place specified for payment hereunder, the Company shall upon receipt of notice thereof from such Lender, repay in full the then outstanding principal amount of each Loan so affected, together with all accrued interest thereon to the date of payment and all amounts owing to such Lender under Section 3.8, (a) on the last day of the then current Eurodollar Interest Period applicable to such Loan if such Lender may lawfully continue to maintain such Loan to such day, or (b) immediately if such Lender may not continue to maintain such Loan to such day.

         3.9 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.1, Section 3.7, Section 6.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given to the Lenders in accordance with Section 2.4, or if the Company fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse each Lender on demand for any resulting loss or expense incurred by each such Lender, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Lender shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Lender and submitted by such Lender to the Company, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to such Lender under this Section 3.9 shall be made as though such Lender shall have actually funded or committed to fund the relevant Eurodollar Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan in the relevant market and having a maturity comparable to the related Interest Period and, through the transfer of such deposit to a domestic office of such Lender in the United States; provided, however, that such Lender may fund any Eurodollar Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 3.9.

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Lenders and the Agent that:

         4.1 Corporate Existence and Power. Each of the Company and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state or territory of its jurisdiction of incorporation or organization, as the case may be, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except where failure to so qualify would not have a Material Adverse Effect. Each of the Company and each Guarantor has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

         4.2 Corporate Authority. The execution, delivery and performance by the Company and each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's or the Guarantor's charter or by-laws, or of any contract or undertaking to which the Company or any Guarantor is a party or by which the Company or any Guarantor or any of their respective property may be bound or affected and will not result in the imposition of any Lien on any of their property or of any of their Subsidiaries except for Permitted Liens.

         4.3 Binding Effect. The Loan Documents to which the Company or any Guarantor is a party are the legal, valid and binding obligations of the Company and each Guarantor, respectively, enforceable against the Company and each Guarantor in accordance with their respective terms.

         4.4 Subsidiaries. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership of each Subsidiary of the Company and each Guarantor. Each such Subsidiary and each corporation becoming a Subsidiary of the Company or any Guarantor after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect. Each Subsidiary of the Company and each Guarantor has and will have all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company and each Guarantor have been and will be validly issued and are and will be fully paid and nonassessable and, except as otherwise indicated in Schedule 4.4 hereto or disclosed in writing to the Agent and the Lenders from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens.

         4.5 Litigation. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's and the Guarantors' knowledge, threatened against or affecting the Company, any Guarantor or any of their respective Subsidiaries before or by any court, governmental authority or arbitrator, which if adversely decided might have a Material Adverse Effect and, to the best of the Company's and the Guarantor's knowledge, there is no basis for any such action, suit or proceeding.

         4.6 Financial Condition. The consolidated and consolidating balance sheet of the Company and its Subsidiaries and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 1997 and audited by Price Waterhouse, independent certified public accountants, copies of which have been furnished to the Lenders, fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.1(d) will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with Generally Accepted Accounting Principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no event or development which has had or could reasonably be expected to have a Material Adverse Effect since December 31, 1997. There is no material Contingent Liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto.

         4.7 Use of Advances. The Company will use the proceeds of the Advances for its general corporate purposes, including working capital and the financing of capital expenditures. Neither the Company nor any Guarantor nor any of their respective Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose. After applying the proceeds of each Advance, such margin stock will not constitute more than 25% of the value of the assets (either of the Company or any Guarantor alone or of the Company and the Guarantors and their respective Subsidiaries on a consolidated basis) that are subject to any provisions of this Agreement or any Security Document that may cause the Advances to be deemed secured, directly or indirectly, by margin stock.

         4.8 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing (other than financing statements which have been executed) with any governmental authority or any nongovernmental person or entity, including without limitation any creditor, lessor or stockholder of the Company or any Guarantor or any of their respective Subsidiaries, is required on the part of the Company or any Guarantor in connection with the execution, delivery and performance of the Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any of the Loan Documents.

         4.9 Taxes. The Company and the Guarantors and their respective Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof in accordance with Generally Accepted Accounting Principles. Neither the Company nor any Guarantor nor any of their respective Subsidiaries knows of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by the Company, any Guarantor or any such Subsidiary.

         4.10 Title to Properties. Except as otherwise disclosed in the latest balance sheet delivered pursuant to Section 4.6 or 5.1(d) of this Agreement, the Company, the Guarantors or one or more of their respective Subsidiaries have good and marketable fee simple title to all of the real property owned by them, and a valid and indefeasible ownership interest in all of the other properties and assets (including, without limitation, the collateral subject to the Security Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company, any Guarantor or any such Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens. Subject to the Permitted Liens, the Security Documents grant a first priority, perfected and enforceable lien and security interest which is not void or voidable in all collateral described therein, securing all Indebtedness described therein.

         4.11 Borrowing Base. All trade accounts receivable and inventory and fixed assets of the Company and Manufacturing represented or reported by the Company and Manufacturing to be, or otherwise included in, Eligible Accounts Receivable, Eligible Inventory, Eligible Tooling Inventory and Eligible Fixed Assets comply in all respects with the requirements therefor set forth in the definition thereof, and the computations of the Borrowing Base set forth in each Borrowing Base Certificate is true and correct.

         4.12 ERISA. Except as disclosed on Schedule 4.12, the Company, the Guarantors, the ERISA Affiliates and the Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred that could result in material liability to the Company or any Guarantor or any Material Adverse Effect. Neither the Company, any Guarantor nor any ERISA Affiliate is an employer with respect to any Multiemployer Plan. The Company, the Guarantors, and the ERISA Affiliates have met the minimum funding requirements under ERISA and the Code with respect to each Plan and have not incurred any material liability to the PBGC or any Plan other than liability for PBGC premiums and Plan contributions, none of which is overdue. The execution, delivery and performance of this Agreement, the Notes and the Security Documents does not constitute a Prohibited Transaction. Except with respect to any Plan identified on Schedule 4.12 (the funding status of which is addressed therein), there is no material Unfunded Benefit Liability.

         4.13 Disclosure. No report or other information furnished in writing or on behalf of the Company or any Guarantor to any Lender or the Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. Neither this Agreement, the Notes, the Security Documents nor any other document, certificate, or report or statement or other information furnished to any Lender or the Agent by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to the Company or any Guarantor which has or which in the future may have (so far as the Company or any Guarantor can now foresee) a Material Adverse Effect, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of the Company or any Guarantor in connection with the transactions contemplated hereby.

         4.14 Environmental Matters. Except as disclosed on Schedule 4.14, the Company, the Guarantor and each of their respective Subsidiaries are in substantial compliance with all Environmental Laws in jurisdictions in which the Company, the Guarantor or any such Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise.

No demand, claim, notice, action, administrative proceeding, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company, the Guarantor or any of their respective Subsidiaries, any real property in which the Company, the Guarantor or any such Subsidiary holds or has held an interest or any past or present operation of the Company, the Guarantor or any such Subsidiary which could result in a Material Adverse Effect. Neither the Company, the Guarantor nor any of their respective Subsidiaries (a) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment which could result in a Material Adverse Effect, (b) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws which could result in a Material Adverse Effect, (c) knows of any basis for any such investigation, notice or violation, or (d) owns or operates, or has owned or operated, property which appears on the United States National Priority List or any other governmental listing which identifies sites for remedial clean-up or investigatory actions, except as disclosed on Schedule 4.14 hereto, and as to such matters disclosed on such Schedule, none will have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company, the Guarantor or any of their respective Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law which could result in a Material Adverse Effect.

         4.15 No Default. Neither the Company nor any Subsidiary is in default or has received any written notice of default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.16 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to the Company or any Subsidiary could have a Material Adverse Effect on the financial condition or business of the Company and its Subsidiaries.

         4.17 Other Debt. All agreements, instruments and documents relating in any way to any Subordinated Debt, the Senior Note Debt or any preferred stock of the Company, and all scheduled payments thereon, are described on Schedules 1.1(b) hereto, and accurate and complete copies thereof have been delivered to the Agent. All Advances, all liabilities pursuant to any Hedging Contracts and all other present and future indebtedness, obligations and liabilities owing by the Company to the Agent or any of the Lenders under the Loan Documents constitute Senior Debt as defined in the Subordinated Debt Documents. All representations and warranties contained in the Subordinated Debt Documents and the Senior Note Indenture are true and correct and there is no default or event or condition which with notice or with lapse of time could become a default under the Subordinated Debt Documents or the Senior Note Documents. After giving effect to all transactions contemplated by the Subordinated Debt Documents and the Senior Note Documents, including without limitation the incurrence of Senior Note Debt, the Company is, and will at all times thereafter be, Solvent. All Indebtedness incurred under this Agreement, including all Facility A Advances, Facility B Loans and Facility C Advances, is Permitted Indebtedness under the Senior Note Indenture.

                                    ARTICLE 5
                                    COVENANTS

         5.1 Affirmative Covenants. Each of the Company and the Guarantors covenants and agrees that, until Termination Date A and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantors under the Loan Documents, unless the Required Lenders shall otherwise consent in writing, it shall, and shall cause each of their respective Subsidiaries to:

              (a) Preservation of Corporate Existence, Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (provided that the Company may nonetheless reincorporate as a Delaware corporation and may take whatever actions are necessary to do so), and its qualification as a foreign corporation in good standing in each jurisdiction except where it would not have a Material Adverse Effect, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority, except where it would not have a Material Adverse Effect.

              (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except where it would not have a Material Adverse Effect, and except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company, any Guarantor or any of their respective Subsidiaries in accordance with Generally Accepted Accounting Principles.

              (c) Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of the business of the Company, any Guarantor or any of their respective Subsidiaries and keep such property in good repair, working order and condition and from time to time make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses, except if in the Company's reasonable business judgment it is in its best interest not to do the foregoing; and, in addition to that insurance required under the Security Documents, maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Required Lenders for purposes of assuring compliance with this Section 5.1(c).

              (d) Reporting Requirements. Furnish to the Lenders and the Agent the following:

              (i) Promptly and in any event within three calendar days after becoming aware of the occurrence of (A) any Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company, any Guarantor or any of their respective Subsidiaries, and any material developments therein, or (C) entering into any material contract or undertaking that is not entered into in the ordinary course of business or (D) any development in the business or affairs of the Company, any Guarantor or any of their respective Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company or any Guarantor, to result in a Material Adverse Effect, a statement of the chief financial officer of the Company or the Guarantor, as the case may be setting forth details of each such Default or Event of Default or such litigation, material contract or undertaking or development and the action which the Company, such Guarantor or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

              (ii) As soon as  available  and in any event  within 30 days after the end of each month, the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month, and the related consolidated and consolidating statements of income, retained earnings and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with Generally Accepted Accounting Principles, together with a certificate of the chief financial officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a) and (b) hereof is in conformity with the terms of this Agreement;

              (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such fiscal year, with a customary audit report of Price Waterhouse, or other independent certified public accountants selected by the Company and acceptable to the Required Lenders, without qualifications unacceptable to the Required Lenders, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Default or Event of Default and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing compliance with Section 5.2(a) and (b) hereof is in conformity with the terms of this Agreement;

              (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any Guarantor or any of their respective Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof; and

              (v) As soon as available and in any event not later than three calendar days after the end of each week in the case of weekly reporting on the following Business Day in the case of daily reporting, a Borrowing Base Certificate prepared as of the close of business on the last day of each week or, in the event the aggregate principal amount of Facility A Advances exceeds $32,500,000 or in connection with any request for a Facility A Advance which would cause the aggregate principal amount of Facility A Advances to exceed $32,500,000, prepared as of the close of business on each Business Day, together with supporting schedules, in form and detail satisfactory to the Agent, setting forth such information as the Agent may request with respect to the aging, value, location and other information relating to the computation of the Borrowing Base and the eligibility of any property or assets included in such computation, certified as true and correct by a corporate officer of the Company;

              (vi) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Plan filed with the PBGC, (B) a statement of the chief financial officer of the Company or any Guarantor, as the case may be, setting forth the details of the occurrence of any Reportable Event, (C) a copy of any notice that the Company, any Guarantor, or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any Plan;

              (vii) As soon as available and in any event within 30 days after the end of each month, a report with respect to the Company setting forth a summary and aging of accounts payable of the Company, a listing of any checks held after the due date of the related vendor invoice and setting forth the corresponding due dates of such invoices, in form and detail satisfactory to the Agent, certified as true and correct by the chief financial officer of the Company;

              (viii) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company, any Guarantor or any of their respective Subsidiaries as any Lender or the Agent may from time to time reasonably request;

              (ix) As soon as available and in any event within 10 days after the end of each month, an analysis of the Saturn Tooling Project relating to ownership and containing a description of competing Liens, completion percentage, copies of the minutes of all substantive meetings among the Company, the Guarantors and Saturn or tool suppliers, cost comparisons to the original budget and the location of tooling and any other related information which the Agent shall reasonably request.

         (e) Accounting; Access to Records, Books, Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Generally Accepted Accounting Principles and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit any Lender or the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company, the Guarantors and their respective Subsidiaries, and to discuss the affairs, finances and accounts of the Company, the Guarantors and their respective Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision each of the Company and the Guarantors hereby authorizes such persons to discuss such affairs, finances and accounts with any Lender or the Agent, provided that such Lender or the Agent, as the case may be, shall provide prior notice of any of the actions described in this clause (i) if no Event of Default exists, and (ii) permit the Agent or any of its agents or representatives to conduct a comprehensive field audit of its books, records, properties and assets, including without limitation all collateral subject to the Security Documents, at the expense of the

Company, provided that prior to occurrence of an Event of Default no more than two such field audits shall be performed in any twelve month period; and

         (f) Additional Security and Collateral. Promptly (i) execute and deliver and cause each Subsidiary of the Company and the Guarantors to execute and deliver, additional Security Documents, within 30 days after request therefor by the Lenders and the Agent, sufficient to grant to the Agent for the benefit of the Lenders liens and security interests in any after acquired property of the type described in Section 2.11, and (ii) cause each person becoming a Subsidiary of the Company or any Guarantor from time to time to execute and deliver to the Lenders and the Agent, within 30 days after such person becomes a Subsidiary, a Guaranty (or become a party hereto as a Guarantor as required by the Agent) and Security Documents, together with other related documents described in Section 2.5, sufficient to grant to the Agent for the benefit of the Lenders liens and security interests in all collateral of the type described in Section 2.11. The Company shall notify the Lenders and the Agent, within 10 days after the occurrence thereof, of the acquisition of any property that is covered by Section 2.11 by the Company or any Guarantor that is not subject to the existing Security Documents, any person's becoming a Subsidiary and any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the liens and security interests of the Lenders and the Agent with respect to such property pursuant to the Security Documents.

         (g) Further Assurances. Will, and will cause each Guarantor to, execute and deliver within 30 days after request therefor by the Lenders and the Agent, all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that the Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders under, this Agreement, the Notes and the Security Documents, including without limitation using reasonable efforts to cause, on or before sixty (60) days after the Effective Date, each lessor of real property to the Company, any Guarantor or any of their respective Subsidiaries to execute and deliver to the Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Lenders and the Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Security Documents and agreeing to permit the Lenders and the Agent to enter such premises in connection therewith. At all times on and after the date requested by the Agent in its discretion, the Company and the Guarantors shall direct all customers and other account debtors to make all payments in connection with any obligations to the Company or any Guarantor directly to a lock-box account, which account shall be a non-interest bearing account over which the Agent shall have the power of application and withdrawal, and all amounts received in such lock-box account shall be applied to the Advances on such terms reasonably required by the Agent, and the Company and the Guarantors shall promptly execute such lock-box agreements, dominion of funds agreements and related agreements in connection therewith, each in form and substance satisfactory to the Agent.


     5.2 Negative Covenants. Until Termination Date A and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company and the Guarantors under the Loan Documents, the Company agrees that, unless the Required Lenders shall otherwise consent in writing it shall not, and shall not permit any of its Subsidiaries to:

         (a) Funded Debt Ratio. Permit or suffer the Funded Debt Ratio of the Company and its Subsidiaries at any time to be greater than: (i) 5.0:1.0 during the period from and including December 31, 1999 to and including December 30, 2000; and (ii) 4.5:1.0 during the period from and including December 31, 2000 and thereafter.

         (b) Fixed Charge Coverage Ratio. Permit or suffer the Fixed Charge Coverage Ratio to be less than: (i) 1.25:1.00 from and including the Effective Date through and including July 30, 1998; (ii) 1.10:1.00 from and including July 31, 1998 through and including October 30, 1998; (iii) 0.90:1.00 from and including October 31, 1998 through and including July 30, 1999; (iv) 1.25:1.00 from and including July 31, 1999 through and including October 30, 1999; and (v) 1.50:1.00 from and including October 31, 1999 and thereafter.

         (c) Senior Secured Funded Debt Ratio. Permit or suffer the Senior Secured Funded Debt Ratio of the Company and Subsidiaries to exceed at any time:
(i) 2.00:1.00 from and including the Effective Date through and including July 30, 1998; (ii) 3.00:1.00 from and including July 31, 1998 through and including October 30, 1998; (iii) 4.00:1.00 from and including October 31, 1998 through and including January 30, 1999; (iv) 4.25:1.00 from and including January 31, 1999 to and including April 29, 1999; (v) 3.00:1.00 from and including April 30, 1999 to and including July 30, 1999 and (vi) 2.00:1.00 from and including July 31, 1999 through and including December 31, 1999.

         (d) Capital Expenditures. Acquire any fixed asset or make any other capital expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other capital expenditures made by the Company or an of its Subsidiaries during any fiscal year of the Company would exceed: (i) $23,000,000 for the fiscal year ending December 31, 1998 or (ii) $10,000,000 (plus the unused availability from the prior year up to $5,000,00) at the end of any fiscal year thereafter.

         (e) Net Worth. Permit or suffer the consolidated Net Worth of the Company and its Subsidiaries to be less than the sum of: (a)(i) negative $6,500,000 from the Effective Date through and including July 30, 1998; (ii) negative $10,500,000 from and including July 31, 1998 through and including October 30, 1998; (iii) negative $11,500,000 from and including October 31, 1998 and thereafter, plus (b) 50% of Net Income, commencing on January 1, 1998, adjusted as of the last day of each fiscal quarter of the Company in 1998 and as of each fiscal year of the Company thereafter; provided, that if such net income is negative in any fiscal quarter or any fiscal year, as the case may be, the amount added for such period shall be zero and shall not reduce the amount added for any other period.

         (f) Indebtedness. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

              (i) The Advances;

              (ii) The Indebtedness described in Schedule 5.2(f) hereto, but no increase in the amount thereof shall be permitted;

              (iii) Indebtedness in aggregate outstanding principal amount not exceeding $1,000,000 which is secured by one or more Liens permitted by Section 5.2(g)(vi) hereof;

              (iv) Subordinated Debt of the Company or any of its Subsidiaries in aggregate principal amount not to exceed $7,000,000; and Senior Note Debt in aggregate principal not to exceed $85,000,000, in each case as reduced from time to time by any payments thereon;

              (v) Indebtedness pursuant to any Hedging Contracts with any Lender, provided that the Company and the Guarantors shall not enter into any Hedging Contracts for the purposes of financial speculation; and

              (vi) Indebtedness of Manufacturing to the Company; and

              (vii) Other Indebtedness with the prior written permission of the Required Lenders.

              (g) Liens. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Subsidiaries, other than:

              (i) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records in accordance with Generally Accepted Accounting Principles;

              (ii) Liens (other than any Lien imposed by ERISA or any Environmental Law) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not have a Material Adverse Effect and which constitute (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of the Company or any of its Subsidiaries, or surety, customs or appeal bonds to which the Company or any of its Subsidiaries is a party;

              (iii) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, provided that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or any of its Subsidiaries;

              (iv) Liens created pursuant to the Security Documents and Liens expressly permitted by the Security Documents;

              (v) Each Lien described in Schedule 5.2(g) hereto may be suffered to exist, but no increase in the amount secured thereby shall be permitted; and

              (vi) Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed the purchase price paid by the Company or such Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed $1,000,000, provided that such Lien does not encumber any other asset at any time owned by the Company or such Subsidiary, and provided, further, that not more than one such Lien shall encumber such fixed asset at any one time.

              (h) Merger; Acquisitions; Etc. Subject to Section 5.2(l), purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person, or all or a substantial portion of the capital stock of or other ownership interest in any other person; nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person, provided, however, that this
Section 5.2(h) shall not prohibit any merger of any Subsidiary into another Subsidiary or of any Subsidiary into the Company, provided that the Company shall be the surviving corporation and any merger required to reincorporate the Company as a Delaware corporation.

              (i) Disposition of Assets; Etc. Sell, lease, license, transfer, assign or otherwise dispose of all or a substantial portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms and sales of scrap or obsolete material or equipment, provided, however, that this Section 5.2(i) shall not prohibit any such sale, lease, license, transfer, assignment or other disposition if the aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights, revenues and property disposed of after the date of this Agreement shall be less than $1,000,000 in the aggregate and if, immediately before and after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing.

              (j) Nature of Business. Make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

              (k) Dividends and Other Restricted Payments. Make, pay, declare, authorize or distribute directly or indirectly any of the following: (i) any dividend, payment or other distribution in respect of any class of its capital stock, other than any dividend, payment or other distribution from a Subsidiary to the Company, (ii) any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock, other than any dividend, payment or other distribution from a Subsidiary to the Company, (iii) any payment, prepayment or redemption of any Subordinated Debt, whether of principal, interest or otherwise, or any other payment or arrangement or agreement providing for the defeasance of any Subordinated Debt, and (iv) any prepayment or redemption of any Senior Note Debt, whether of principal, interest or otherwise, or any other payment or arrangement or agreement providing for the defeasance of any Senior Note Debt other than required prepayment or redemption payments on the Senior Note Debt as described in the Senior Note Indenture (all of the foregoing described in the above clauses (i), (ii), (iii) and (iv) collectively referred to as "Restricted Payments") from the Effective Date hereof to and including June 30, 1999.

After July 1, 1999, the Company may make, pay, declare, authorize or distribute directly or indirectly such dividends or Restricted Payments up to $1,000,000 in any year if both of the following conditions are satisfied, both before any such dividend or Restricted Payment is made and on a pro forma basis satisfactory to the Agent after giving effect to any such dividend or Restricted Payment: (x) no Default or Event of Default shall exist or shall have occurred and be continuing and (y) the Company shall have the ability to borrow at least $2,000,000 in Loans under this Agreement. The Company acknowledges and agrees that this Section 5.2(k) shall be deemed breached and an Event of Default shall be deemed to have occurred 2 Business Days prior to the date any payment of principal, interest or other payment is due on the Subordinated Debt if the Company is unable to comply with this Section 5.2(k) on a proforma basis as of the date such payment is to be made. For purposes of this Agreement, "capital stock" shall include capital stock, whether common, preferred or otherwise, and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities.

         (l) Investments, Loans and Advances. Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of Indebtedness of, any other person; nor make any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever in, any other person; nor incur any Contingent Liability; other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances made to officers and employees in the ordinary course of business, including for personal computers, (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Rating Group, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof, or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profit (as shown on its most recently published statement of condition) aggregating not less than $100,000,000, (iii) those investments, loans, advances and other transactions described in Schedule 5.2(l) hereto, having the same terms as existing on the date of this Agreement, but no extension or renewal thereof shall be permitted and, (iv) investments, loans and advances from a Subsidiary to the Company or from the Company to a Guarantor.

         (m) Transactions with Affiliates. Enter into, become a party to, or become liable in respect of, any contract or undertaking with any Affiliate, other than those shown on Schedule 5.2(m) hereto, except in the ordinary course of business and on terms not less favorable to the Company or such Subsidiary than those which could be obtained if such contract or undertaking were an arms length transaction with a person other than an Affiliate. The Company agrees that it will not pay, or allow any Subsidiaries to pay, whether directly or indirectly, any amounts to MS or Holdings pursuant to the management agreement referenced on Schedule 5.2(m) or under any similar agreement or arrangement if any Event of Default exists hereunder or would be caused by any such payment, and MS and Holdings agree not to receive any such payment.

         (n) Modification of Subordinated Debt and Senior Note Debt. Amend or modify, or consent or agree to any amendment or modification of, (i) any Senior Note Document that increases the interest rate, makes the covenants or defaults thereunder more burdensome or shortens any maturity thereunder or (ii) any Subordinated Debt Document, in each case without the prior written consent of the Required Lenders.

         (o) Negative Pledge Limitation. Enter into any agreement, other than the Senior Notes Indenture as in effect on the Effective Date and without giving effect to any subsequent amendment or modification thereof, with any person other than the Lenders, which prohibits or limits the ability of the Company or any Guarantor to create, incur, assume or suffer to exist any lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

         (p) Inconsistent Agreements. Enter into any agreement containing any provision which would be violated or breached by any Loan Document or any of the transactions contemplated thereby or by performance by the Company or any of its Subsidiaries or any Guarantor of its obligations in connection therewith.

         (q) Accounting Changes. The Company shall not change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by generally accepted accounting principles and disclosed to the Lenders, or (ii) in tax reporting treatment except as permitted by law and disclosed to the Lenders.

         (r) Additional Covenants. If at any time the Company or any Guarantor shall enter into or be a party to any instrument or agreement, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of its Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the Agent and the Lenders. Thereupon, if the Agent shall request, upon notice to the Company, the Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Agent. In addition to the foregoing, any covenants, terms, conditions or defaults in the Subordinated Debt Documents or in the Senior Note Documents not substantially provided for in this Agreement or more favorable to the holders of the Subordinated Debt or the Senior Note Debt, as the case may be, are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein. Without limiting the foregoing, each of MS and Holdings agree that they will not amend or modify the terms of any subordinated debt issued by them, including without limitation the junior subordinated promissory note due 2007 issued by Holdings, if such amendment or modification would shorten the due date of any payment due thereunder or increase the amount of any payment due thereunder.


                                    ARTICLE 6
                                     DEFAULT

         6.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 9.1:

              (a) Nonpayment. The Company shall fail to pay when due or within five days of when due any principal of the Notes, or any reimbursement obligation under Section 3.3 (whether by deemed disbursement of a Loan or otherwise), or any interest on the Notes or any fees or any other amount payable hereunder; or

              (b) Misrepresentation. Any representation or warranty made by the Company or any Guarantor in any Loan Document or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

              (c) Certain Covenants. The Company or any Guarantor shall fail to perform or observe any term, covenant or agreement contained in Article V (other than Section 5.1(a)) hereof; or

              (d) Other Defaults. The Company or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any Security Document, and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Company or such Guarantor, as the case may be, by the Agent (or such longer or shorter period of time as may be specified in such Security Document); or

              (e) Cross Default. The Company or any Guarantor or any of their respective Subsidiaries shall fail to pay any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under any of its Indebtedness (other than Indebtedness hereunder), beyond any period of grace provided with respect thereto, which individually or together with other such Indebtedness as to which any such failure exists has an aggregate outstanding principal amount in excess of $1,000,000; or if the Company or any Guarantor or any of their respective Subsidiaries fails to perform or observe any other term, covenant or agreement contained in, or if any other event or condition occurs or exists under, any agreement, document or instrument evidencing or securing any such Indebtedness having such aggregate outstanding principal amount, or under which any such Indebtedness was incurred, issued or created, beyond any period of grace, if any, provided with respect thereto if the effect of such failure is either (i) to cause, or permit the holders of such Indebtedness (or a trustee on behalf of such holders) to cause, any payment in respect of such Indebtedness to become due prior to its due date or (ii) to permit the holders of such Indebtedness (or a trustee on behalf of such holders) to elect a majority of the board of directors of the Company; or

              (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $1,000,000, other than those covered by insurance (provided that only such a judgments for which the relevant insurance company has accepted coverage thereof shall be considered covered by insurance) shall be rendered against the Company or any Guarantor or any of their respective Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any Guarantor or any of their respective Subsidiaries which causes or could cause a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Guarantor or such Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

              (g) ERISA. The occurrence of any of the following events, if such event could alone or in combination with any other such event or events have a Material Adverse Effect: a Reportable Event that results in or could result in material liability of the Company, or any Guarantor to the PBGC or to any Plan which could constitute grounds for termination of any Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Plan or the filing by the Company, any Guarantor, or any ERISA Affiliate of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company, any Guarantor, or any ERISA Affiliate shall fail to pay when due any material liability to the PBGC or to a Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in material liability of the Company, or any Guarantor; or failure by the Company, any Guarantor, or any ERISA Affiliate to make a required installment or other payment to any Plan within the meaning of

Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in material liability of the Company, or any Guarantor to the PBGC or any Plan; or the withdrawal of the Company, any Guarantor, or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; or the Company, any Guarantor or any ERISA Affiliate becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Required Lenders; or

         (h) Insolvency, Etc. The Company, any Guarantor or any of their respective Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company, any Guarantor or any of their respective Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company, such Guarantor or such Subsidiary and is being contested by the Company, such Guarantor or such Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or the Company, such Guarantor or such Subsidiary shall take any action (corporate or other) to authorize any of the actions described above in this subsection; or

         (i) Loan Documents. Any event of default described in any Loan Document shall have occurred and be continuing, or any material provision of Article VIII hereof or of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Agent the benefits purported to be created thereby.

         (j) Change in Control. Any Change in Control shall occur.

6.2      Remedies.

         (a) Upon the occurrence and during the continuance of any Event of Default, the Agent may and, upon being directed to do so by the Required Lenders, shall by notice to the Company (i) terminate the Commitments or (ii) declare the outstanding principal of, and accrued interest on, the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit and all other amounts owing under this Agreement to be immediately due and payable, or (iii) demand immediate delivery of cash collateral, and the Company agrees to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable, provided that in the case of any event or condition described in
Section 6.1(h) with respect to the Company or any Guarantor, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without notice; in all cases without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Agent as collateral security for the payment and performance of the Company's obligations under this Agreement to the Lenders and the Agent.

         (b) The Agent may and, upon being directed to do so by the Required Lenders, shall, in addition to the remedies provided in Section 6.2(a), exercise and enforce any and all other rights and remedies available to it, whether arising under any Loan Document or under applicable law, in any manner deemed appropriate by the Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any Loan Document or in aid of the exercise of any power granted in any Loan Document.

         (c) Upon the occurrence and during the continuance of any Event of Default, each Lender may at any time and from time to time, without notice to the Company or any Guarantor (any requirement for such notice being expressly waived by the Company and each Guarantor) set off and apply against any and all of the obligations of the Company and each Guarantor now or hereafter existing under this Agreement, whether owing to such Lender or any other Lender or the Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or any Guarantor and any property of the Company or any Guarantor from time to time in possession of such Lender, irrespective of whether or not such Lender shall have made any demand hereunder and although such obligations may be contingent and unmatured. Each of the Company and the Guarantors hereby grants to the Lenders and the Agent a lien on and security interest in all such deposits, indebtedness and property as collateral security for the payment and performance of the obligations of the Company and each Guarantor under this Agreement. The rights of such Lender under this Section 6.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.


                                    ARTICLE 7
                             THE AGENT AND THE BANKS

         7.1 Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article VII are solely for the benefit of the Agent and the Lenders, and neither the Company nor any Guarantor shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company.

         7.2 Agent and Affiliates. NBD Bank in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent. NBD Bank and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company, any Guarantor or any of their respective Subsidiaries as if it were not acting as Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Lenders.

         7.3 Scope of Agent's Duties. The Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of any Loan Document, have a fiduciary relationship with any Lender, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into any Loan Document or shall otherwise exist against the Agent. As to any matters not expressly provided for by any Loan Document the Agent shall not be required to exercise any discretion or take any action, but the Agent shall take such action or omit to take any action pursuant to the reasonable written instructions of the Required Lenders and may request instructions from the Required Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, pursuant to the written instructions of the Required Lenders (or all of the Lenders, as the case may be, in accordance with the requirements of this Agreement), which instructions and any action or omission pursuant thereto shall be binding upon all of the Lenders; provided, however, that the Agent shall not be required to act or omit to act if, in the judgment of the Agent, such action or omission may expose the Agent to personal liability or is contrary to the Loan Documents or applicable law.

         7.4 Reliance by Agent. The Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Agent may treat the payee of any Note as the holder thereof unless and until the Agent receives written notice of the assignment thereof pursuant to the terms of this Agreement signed by such payee and the Agent receives the written agreement of the assignee that such assignee is bound hereby to the same extent as if it had been an original party hereto. The Agent may employ agents (including without limitation collateral agents) and may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable to the Lenders, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         7.5 Default. The Agent shall not be deemed to have knowledge of the occurrence of any Default or Event of Default, unless the Agent has received written notice from a Lender or the Company or any Guarantor specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice, the Agent shall give written notice thereto to the Lenders.

         7.6 Liability of Agent. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to the Lenders for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Lenders or in the absence of its or their own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any recital, statement, warranty or representation contained in this Agreement, any Note or any Security Document, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (ii) the performance or observance of any of the covenants or agreements of the Company or any Guarantor, (iii) the satisfaction of any condition specified in Article II hereof, or (iv) the validity, effectiveness, legal enforceability, value or genuineness of the Loan Documents or any collateral subject thereto or any other instrument or document furnished in connection herewith.

         7.7 Nonreliance on Agent and Other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the

Guarantors and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company or any Guarantor of the Loan Documents or any other documents referred to or provided for herein or to inspect the properties or books of the Company or any Guarantor and, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any information concerning the affairs, financial condition or business of the Company, any Guarantor or any of their respective Subsidiaries which may come into the possession of the Agent or any of its affiliates.

         7.8 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Company or any Guarantor, but without limiting any obligation of the Company or any Guarantor to make such reimbursement), ratably according to the respective principal amounts of the Advances then outstanding made by each of them (or if no Advances are at the time outstanding, ratably according to the respective amounts of their Commitments), from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of any Loan Document or the transactions contemplated hereby or any action taken or omitted by the Agent under any Loan Document, provided, however, that no Lender shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including without limitation fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Company or any Guarantor, but without limiting the obligation of the Company or any Guarantor to make such reimbursement. Each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any amounts owing to the Agent by the Lenders pursuant to this Section. If the indemnity furnished to the Agent under this Section shall, in the judgment of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity from the Lenders and cease, or not commence, to take any action until such additional indemnity is furnished.

         7.9 Successor Agent. The Agent may resign as such at any time upon ten days' prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor, which shall be a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the retiring Agent may appoint a temporary successor to act until such appointment by the Required Lenders is made and accepted or if no such temporary successor is appointed as provided above by the retiring Agent, the Required Lenders shall thereafter perform all the duties of the Agent hereunder until such appointment by the Required Lenders is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Lenders an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the retiring Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article VII shall thereafter remain effective for such retiring Agent with respect to any actions taken or omitted to be taken by such Agent while acting as the Agent hereunder.

         7.10 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Advance or any other obligation owing to the Lenders under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share of payments received by all of the Lenders on account of the Advances and other obligations (or if no Advances are outstanding, ratably according to the respective amounts of the Commitments), such Lender shall promptly purchase from the other Lenders participations in such Advances and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Lenders share such payment in accordance with such ratable shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored. The Company and the Guarantors each agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Advance or other obligation in the amount of such participation. The Lenders further agree among themselves that, in the event that amounts received by the Lenders and the Agent hereunder are insufficient to pay all such obligations or insufficient to pay all such obligations when due, the fees and other amounts owing to the Agent in such capacity shall be paid therefrom before payment of obligations owing to the Lenders under this Agreement. Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market. It is further understood and agreed among the Lenders and the Agent that if the Agent shall engage in any other transactions with the Company and shall have the benefit of any collateral or security therefor which does not expressly secure the obligations arising under this Agreement except by virtue of a so-called dragnet clause or comparable provision, the Agent shall be entitled to apply any proceeds of such collateral or security first in respect of the obligations arising in connection with such other transaction before application to the obligations arising under this Agreement.

         7.11 Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Each such Lender delivering such forms shall indemnify the Company and the Agent, and hold harmless the Company and the Agent from, all losses and damages suffered by the Company or the Agent for any inaccuracies in any such forms.


                                    ARTICLE 8
                                    GUARANTY

         As an inducement to the Lenders and the Agent to enter into the transactions contemplated by this Agreement, each Guarantor agrees with the Lenders and the Agent as follows:

         8.1 Guarantee of Obligations.

              (a) Each Guarantor hereby (i) guarantees, as principal obligor and not as surety only, to the Lenders the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Advances and all other obligations of the Company to the Lenders and the Agent under the Loan Documents when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of the Loan Documents, including, without limitation, default interest, indemnification payments and all reasonable costs and expenses incurred by the Lenders and the Agent in connection with enforcing any obligations of the Company hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of the Company,
(iii) guarantees, as principal obligor not as surety only, to the Lenders the prompt payment of any obligation or other liability pursuant to any Hedging Contract among the Company or any Guarantor with any Lender, and (iv) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Lenders or the Agent in connection with enforcing the obligations of the Guarantors hereunder, including, without limitation, the reasonable fees and disbursements of counsel, in all cases described in this clause (a) whether now owing or outstanding or at any time hereafter owing or outstanding (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

              (b) If for any reason any duty, agreement or obligation of the Company contained in this Agreement shall not be performed or observed by the Company as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, each Guarantor undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Lenders regardless of any defense or setoff or counterclaim which the Company may have or assert, and regardless of any other condition or contingency.

         8.2 Nature of Guaranty. The obligations of the Guarantors hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Lenders and the Agent and are not contingent upon the pursuit by the Lenders and the Agent of any such rights and remedies, such pursuit being hereby waived by the Guarantors.

         8.3 Waivers and Other Agreements. Each Guarantor hereby unconditionally
(a) waives any requirement that the Lenders or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against the Company before demanding payment under or seeking to enforce the obligations of the Guarantors hereunder, (b) covenants that the obligations of the Guarantors hereunder will not be discharged except by complete performance of all obligations of the Company contained in the Loan Documents, (c) agrees that the obligations of the Guarantors hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Company under or in connection with the Loan Documents, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Guarantors hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Company to the Lenders or the Agent which may be required to be returned to the Company or to its representative or to a trustee, custodian or receiver for the Company, and this Guaranty shall continue to be effective, or be reinstated, as the case may be, with respect to any amounts which may be required to be so returned.

         8.4 Obligations Absolute. The obligations, covenants, agreements and duties of the Guarantors under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Guarantors: (a) an assignment or transfer, in whole or in part, of the Advances made to the Company or of this Agreement or any Note although made without notice to or consent of the Guarantors, or (b) any waiver by any Lender or the Agent or by any other person, of the performance or observance by the Company of any of the agreements, covenants, terms or conditions contained in this Agreement or in the other Loan Documents, or (c) any indulgence in or the extension of the time for payment by the Company of any amounts payable under or in connection with this Agreement or any other Loan Document, or of the time for performance by the Company of any other obligations under or arising out of this Agreement or any other Loan Document, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of the Company set forth in this Agreement or any other Loan Document (the modification, amendment or waiver from time to time of this Agreement and the other Loan Documents being expressly authorized without further notice to or consent of the Guarantors), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Company or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or any of its assets, or (f) the merger or consolidation of the Company or the Guarantors with any other person, or (g) the release of discharge of the Company or the Guarantors from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any other Loan Document, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Guarantors hereunder. The Guaranty pursuant to this
Article VIII shall be released, subject to reinstatement under Section 8.3(e), when all Guaranteed

Obligations have been irrevocably paid in immediately available funds and all Commitments, Letters of Credit and Hedging Contracts have expired or been terminated.

         8.5 No Investigation by Lenders or Agent. Each Guarantor hereby waives unconditionally any obligation which, in the absence of such provision, the Lenders or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, each Guarantor has requested that the Lenders and the Agent not undertake such investigation. Each Guarantor hereby expressly confirms that the obligations of such Guarantor hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Lender or the Agent of any such law.

         8.6 Indemnity. As a separate, additional and continuing obligation, each Guarantor unconditionally and irrevocably undertakes and agrees with the Lenders and the Agent that, should the Guaranteed Obligations not be recoverable from the Guarantors under Section 8.1 for any reason whatsoever (including, without limitation, by reason of any provision of any Loan Document being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Lender or the Agent at any time, each Guarantor as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Lenders and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

         8.7 Subordination, Subrogation, Etc. Each Guarantor agrees that any present or future indebtedness, obligations or liabilities of the Company to any Guarantor shall be fully subordinate and junior in right and priority of payment to any present or future indebtedness, obligations or liabilities of the Company to the Lenders and the Agent. Each Guarantor waives any right of subrogation to the rights of any Lender or the Agent against the Company or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which any Guarantor may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of the Company, unless and until all Guaranteed Obligations shall have been paid in full.

         8.8 Waiver. To the extent that it lawfully may, each Guarantor agrees that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of the Loan Documents; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the evaluation or appraisal of any security for its obligations hereunder or the Company under the Loan Documents prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.



                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1  Amendments, Etc.

         (a) No amendment, modification, termination or waiver of any provision of any Loan Document nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Company and Required Lenders and, to the extent any rights or duties of the Agent may be affected thereby, the Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of the Agent and all of the Lenders, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest on, the Notes or any Letter of Credit reimbursement obligation, or any fees or other amount payable hereunder, (ii) amend, extend or terminate the respective Commitments of any Lender set forth on the signature pages hereof or the definition of Required Lenders, or (iii) provide for the discharge of any material Guarantor or release all or substantially all of the collateral subject to the Security Documents.

         (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (c) Notwithstanding anything herein to the contrary, no Lender that is in default of any of its obligations to fund any amount due under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Lenders to the Agent, and, for purposes of determining the Required Lenders at any time when any Lender is in default under this Agreement, the Commitments and Advances of such defaulting Lenders shall be disregarded.

     9.2 Notices.

         (a) Except as otherwise provided in Section 9.2(c) hereof, all notices and other communications hereunder shall be in writing and shall be delivered or sent to the Company, Guarantors, the Agent and the Lenders at the respective addresses for notices set forth on the signatures pages hereof, or to such other address as may be designated by the Company, any Guarantor, the Agent or any Lender by notice to the other parties hereto. All notices and other communications shall be deemed to have been given at the time of actual delivery thereof to such address, or, unless sooner delivered, (i) if sent by certified or registered mail, postage prepaid, to such address, on the third day after the date of mailing, (ii) if sent by telex, upon receipt of the appropriate answerback, or (iii) if sent by facsimile transmission, upon confirmation of receipt by telephone at the number specified for confirmation, provided, however, that notices to the Agent shall not be effective until received.

         (b) Notices by the Company to the Agent with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Advances pursuant to Section 2.4, requests for continuations or conversions of Loans pursuant to Section 2.7 and notices of prepayment pursuant to Section 3.1 shall be irrevocable and binding on the Company.

         (c) Any notice to be given by the Company to the Agent pursuant to Sections 2.4, 2.7 or 3.1 and any notice to be given by the Agent or any Lender hereunder, may be given by telephone, and all such notices given by the Company must be immediately confirmed in writing in the manner provided in Section 9.2(a). Any such notice given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given. The Company and the Guarantors shall indemnify and hold harmless the Lenders and the Agent from any and all losses, damages, liabilities and claims arising from their good faith reliance on any such telephone notice.

         (d) No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Agent or any Lender, nor any delay or failure on the part of the Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Lender's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Agent or any Lender under this Agreement, the Notes or any Security Document is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement, the Notes or any Security Document or by applicable law to the Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Agent or any Lender and, unless contrary to the express provisions of this Agreement, the Notes or any Security Document, irrespective of the occurrence or continuance of any Default or Event of Default.

    9.3 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company or any Guarantor made herein or in any Security Document or in any certificate, report, financial statement or other document furnished by or on behalf of the Company or any Guarantor in connection with this Agreement shall be deemed to be material and to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by any Lender or on such Lender's behalf, and those covenants and agreements of the Company set forth in Section 3.7, 3.9 and 9.5 hereof shall survive the repayment in full of the Advances and the termination of the Commitments.

    9.4 Expenses; Indemnification.

         (a) The Company agrees to pay, or reimburse the Agent for the payment of, on demand, (i) the reasonable fees and expenses of counsel to the Agent, including without limitation the fees and expenses of Dickinson Wright PLLC, in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Security Documents and in connection with advising the Agent as to its rights and responsibilities with respect thereto, and in connection with any amendments, waivers or consents in connection therewith, and
(ii) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, Notes, the Security Documents (or the verification of filing, recording, perfection or priority thereof) or the consummation of the transactions contemplated hereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees, and (iii) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of counsel and whether incurred through negotiations, legal proceedings or otherwise)) in connection with any Default or Event of Default or the enforcement of, or the exercise or preservation of any rights under, any Loan Document or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement and (iv) all reasonable costs and expenses of the Agent and the Lenders (including reasonable fees and expenses of counsel) in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which any of them may incur relative to any payment under any Letter of Credit.

         (b) The Company hereby indemnifies and agrees to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, harmless from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever which the

Lenders or the Agent or any such person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and neither any Lender nor the Agent or any of their respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Company shall not be required to indemnify the Lenders and the Agent and such other persons, and the Lenders shall be liable to the Company to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Company which were caused by (A) the Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Agent's payment by the Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence of willful misconduct of the Agent. It is understood that in making any payment under a Letter of Credit the Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Agent in connection with such payment. It is further acknowledged and agreed that the Company may have rights against the beneficiary or others in connection with any Letter of Credit with respect to which the Lenders are alleged to be liable and it shall be a precondition of the assertion of any liability of the Lenders under this Section that the Company shall first have materially exhausted all remedies in respect of the alleged loss against such beneficiary and any other parties obligated or liable in connection with such Letter of Credit and any related transactions.

         (c) The Company hereby indemnifies and agrees to hold harmless the Lenders and the Agent, and their respective officers, directors, employees and agents, from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including reasonable attorneys fees and disbursements incurred in connection with any investigative, administrative or judicial proceeding whether or not such person shall be designated as a party thereto) which the Lenders or the Agent or any such person may incur at any time or which may be claimed against any of them at any time by reason of or in connection with entering into the Loan Documents or the transactions contemplated thereby, including without limitation those arising under Environmental Laws, any transaction financed or to be financed in whole or in part, directly or indirectly, with any proceeds of any Advance or any other actions of the Company or any Guarantor; provided, however, that the Company shall not be required to indemnify any such Lender and the Agent or such other person, to the extent, but only to the extent, that such claim, damage, loss, liability, cost or expense is attributable to the gross negligence or willful misconduct of such Lender or the Agent, as the case may be.

         9.5 Successors and Assigns.


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

         (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Lenders, assign its rights or obligations hereunder or under the Notes or any Security Document and the Lenders shall not be obligated to make any Advance hereunder to any entity other than the Company.

         (b) Any Lender may sell to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Advances and such Lender's rights and benefits under this Agreement, the Notes and the Security Documents, and to the extent of that participation interest such participant or participants shall have the same rights and benefits against the Company under Section 3.7, 3.9 and 6.2(c) as it or they would have had if such participant or participants were the Lender making the Advances to the Company hereunder, provided, however, that (i) such Lender's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Lender, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not grant to its participant any rights to consent or withhold consent to any action taken by such Lender or the Agent under this Agreement other than action requiring the consent of all of the Lenders hereunder.

         (c) The Agent from time to time in its sole discretion may appoint agents for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Agent provided under this Agreement, the Notes, any Security Documents or otherwise. In furtherance of such agency, the Agent may from time to time direct that the Company and the Guarantors provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Company and each Guarantor hereby consents to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Agent in the same manner as would be required if dealing with the Agent itself.

         (d) Each Lender may, with the prior consent of the Company (which shall not be unreasonably withheld and may not be withheld if an Event of Default has occurred and is continuing) and the Agent, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Lender shall in no event be less than $5,000,000, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000, and (iv) any Lender may without the consent of the Company or the Agent, and without paying any fee, assign to any Affiliate of such Lender that is a bank or financial institution all of its rights and obligations under this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

         (e) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

         (f) The Agent shall maintain at its address designated on the signature pages hereof a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit F hereto.

         (h) Additional lenders may also become Lenders hereunder, with the prior written consent of the Company and the Agent, by executing an Assumption Agreement substantially in the form of Exhibit G. Any Lender, subject to the prior written approval of the Agent and the Company and subject to being paid in full or all outstanding liabilities owing to such Lender, may be terminated as a Lender hereunder and upon such termination the Company shall have the option to select a bank to replace such terminating bank and to assume the rights and obligations of such terminated Lender hereunder, provided that such replacement bank is acceptable to the Agent and executes an Assumption Agreement substantially in the form of Exhibit G hereto. Upon any Lender being added hereto or terminated, a new schedule will be distributed by the Agent to all Lenders and the Company showing the Commitment amount and the percentage of total commitments of each Lender.

         (i) The Lenders may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.6, disclose to the assignee or participant or proposed assignee or participant any information relating to the Company.

         (j) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Lender in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Lender from its obligations under this Agreement.

      9.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      9.7 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the Company and the Guarantors and the Lenders further agrees that any legal or equitable action or proceeding with respect to any Loan Document or the transactions contemplated hereby shall be brought in any court of the State of Michigan, or in any court of the United States of America sitting in Michigan, and the Company and each Guarantor and the Lenders hereby submits to and accepts generally and unconditionally the jurisdiction of those courts with respect to its person and property, and, in the case of the Company and each Guarantor irrevocably appoints Harold Brown, V.P. Finance, whose address in Michigan is 24331 Sherwood, Centerline, Michigan 48015, as its agent for service of process and irrevocably consents to the service of process in connection with any such action or proceeding by personal delivery to such agent or to the Company or such Guarantor, as the case may be, or by the mailing thereof by registered or certified mail, postage prepaid to the Company or such Guarantor at its address for notices pursuant to Section 9.2. The Company shall at all times maintain such an agent in Michigan for such purpose and shall notify the Lenders and the Agent of such agent's address in Michigan within ten days of any change of address. Nothing in this paragraph shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law or limit the right of the Lenders or the Agent to bring any such action or proceeding against the Company or any Guarantor or property in the courts of any other jurisdiction. The Company and each Guarantor and the Lenders hereby irrevocably waives any objection to the laying of venue of any such action or proceeding in the above described courts.

         9.8 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         9.9 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         9.10 Integration and Severability. The Loan Documents embody the entire agreement and understanding between the Company, the Guarantors and the Agent and the Lenders, and supersede all prior agreements and understandings, relating to the subject matter hereof. In case any one or more of the obligations of the Company or any Guarantor under any Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company and the Guarantors shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company or any Guarantor under any Loan Document in any other jurisdiction.

         9.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         9.12 Interest Rate Limitation. Notwithstanding any provisions of any Loan Document, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of any Loan Document at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Lender shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Advances outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal and all other obligations of the Company to the Lenders have been paid in full.

         9.13 Waiver of Jury Trial. The Lenders and the Agent and the Company and the Guarantors, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of any Loan Document or any of the transactions contemplated by any Loan Document or any course of conduct, dealing, statements (whether oral or written) or actions of any of them. Neither any Lender, the Agent, any Guarantor nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party hereto except by a written instrument executed by such party.

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
         9.14 Complete Agreement; Amendment and Restatement. This Agreement, the Notes, any requests for advance or Letters of Credit hereunder, the other Loan Documents and any agreements, certificates, or other documents given to secure the Indebtedness, contain the entire agreement of the parties hereto, and none of the parties hereto shall be bound by anything not expressed in writing. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, which Existing Credit Agreement is fully superseded and amended and restated in its entirety hereby; provided, however, that the Indebtedness governed by the Existing Credit Agreement shall remain outstanding and in full force and effect and, provided further, that this Agreement does not constitute a novation of such Indebtedness.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the __ day of April, 1998, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.


Address for Notices:                           AETNA INDUSTRIES, INC.




24331 Sherwood                                 By: /s/ Harold A. Brown
                                                  ----------------------------
P.O. Box 3067
Center Line, Michigan 48015                    Its: Vice President, Finance
                                                  ----------------------------

Attention:  Vice President and Treasurer

Facsimile No.: (810) 759-0508

Facsimile
  Confirmation No.: (810) 759-1688



Address for Notices:                           AETNA EXPORT SALES CORP.




24331 Sherwood                                  By: /s/ Harold A. Brown
P.O. Box 3067                                     ----------------------------
Center Line, Michigan 48015                     Its: Vice President, Finance
Attention:  Vice President and Treasurer          ----------------------------


Facsimile No.: (810) 759-0508

Facsimile
  Confirmation No.: (810) 759-1688

Address for Notices:                            MS ACQUISITION CORP.

-----------------------------------             By: /s/Harold A. Brown
                                                   ---------------------------
-----------------------------------                Its:Vice President, Finance
Attention:                                         ---------------------------
          -------------------------
Facsimile No.:
              ---------------------
Facsimile

  Confirmation No.:
                  -----------------


Address for Notices:                            AETNA HOLDINGS, INC.




                                                By:/s/Harold A. Brown
                                                   ------------------------
                                                Its:Vice President, Finance
                                                   ------------------------

----------------------------------

----------------------------------
Attention:
          ------------------------
Facsimile No.:
              --------------------
Facsimile

   Confirmation No.:                            AETNA MANUFACTURING CANADA LTD.
                    --------------

                                                By:/s/Harold A. Brown
Address for Notices:                               ------------------------
                                                Its:Vice President, Finance
                                                   ------------------------

----------------------------------

----------------------------------
Attention:
          ------------------------
Facsimile No.:
          ------------------------

Facsimile
  Confirmation No.:
                   --------------------



Address for Notices:                         NBD BANK, as a Lender and as Agent



611 Woodward Avenue                          By: /s/Theodore J. Willet
Detroit, Michigan 48226                         --------------------------
Attention:  Michigan Banking Division          Its: Vice President
                                                  ------------------------
Facsimile No.: (313) 226-0855

Facsimile
  Confirmation No.: (313) 225-2531

Facility A Commitment Amount during
the period from and including the Effective
Date to and including June 30, 1999: $50,000,000

Facility A Commitment Amount during
the period from and including July 1, 1999
and  thereafter: $35,000,000

Facility B Commitment Amount: $5,000,000

Facility C Commitment Amount: $1,500,000

Percentage of
  Total Commitments: 100%

Total Commitment Amount of all Lenders
during the period from and including the Effective
Date to and including June 30, 1999: $56,500,000

Total Commitment Amount of all Banks
during the period from and including July 1, 1999
and thereafter: $40,000,000






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